UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Cowen Inc.

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April 30, 2019
Dear Fellow Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Cowen Inc. to be held on June 25, 2019, at 10:00 a.m., Eastern Daylight Time, at 599 Lexington Avenue, 20th Floor, New York, New York 10022. The information regarding matters to be voted upon at the Annual Meeting is set out in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying proxy statement and vote your shares as soon as possible. The proxy card contains instructions on how to cast your vote.
Sincerely,
Jeffrey M. Solomon
Chief Executive Officer

Notice of 2019 Annual Meeting of Stockholders
Date:
June 25, 2019

Time:
10:00 a.m., Eastern Daylight Time

Place:
599 Lexington Avenue, New York, NY 10022

Purpose:
1.
To elect nine members to the Board of Directors of Cowen Inc., each for a one-year term.

2.
To conduct an advisory vote to approve the compensation of the named executive officers disclosed in the attached proxy statement (“say-on-pay” vote).

3.
To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Cowen Inc. for the fiscal year ending December 31, 2019.

4.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:   April 29, 2019 — You are eligible to vote if you were a stockholder of record on this date.
Inspection of List of Stockholders of Record: A list of the stockholders of record as of April 29, 2019 will be available for inspection during ordinary business hours at our offices, 599 Lexington Avenue, New York, New York 10022, from April 30, 2019 to June 24, 2019, as well as at the Annual Meeting.
By Order of the Board of Directors
Owen S. Littman
Secretary
April 30, 2019
Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on June 25, 2019. The Proxy Statement and Annual Report to stockholders are also available at www.cowen.com/annualreports.html

YOUR VOTE IS IMPORTANT!
Whether or not you plan to attend the meeting, please submit your proxy card or voting instructions promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Proxy Statement

i

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 25, 2019
The Board of Directors, or the Board, of Cowen Inc., Cowen or the Company, is soliciting proxies for use at the annual meeting of stockholders to be held on June 25, 2019, or the Annual Meeting, at 599 Lexington Avenue, 20th Floor, New York, New York, and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about May 3, 2019.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the meeting?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of directors, an advisory vote to approve the compensation of our named executive officers and the ratification of the selection of our independent registered public accounting firm for 2019. Also, management will report on matters of current interest to our stockholders and respond to questions from our stockholders.
Who is entitled to vote at the meeting?
The Board has set April 29, 2019 as the record date for the annual meeting. If you were a stockholder of record at the close of business on April 29, 2019, you are entitled to vote at the meeting. As of the record date 29,586,343 shares of Class A common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.
What are my voting rights?
Holders of our Class A common stock are entitled to one vote per share. There are currently no shares of our non-voting Class B common stock outstanding. Therefore, a total of 29,586,343 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the meeting?
In accordance with our bylaws, shares equal to a majority of our capital stock issued and outstanding and entitled to vote as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:
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you are present and vote in person at the meeting; or

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you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?
A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two of our officers, Jeffrey M. Solomon, our Chief Executive Officer, and Owen S. Littman, our General Counsel and Secretary, have been designated as proxies for our 2019 annual meeting of stockholders.
What is a proxy statement?
A proxy statement is a document that we are required to give you, in accordance with regulations promulgated by the Securities and Exchange Commission, or the SEC, when we ask you to designate proxies to vote your shares of Cowen Inc. Class A common stock at a meeting of our stockholders.

The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations promulgated by the SEC and rules of the NASDAQ Stock Market.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other custodian, then the broker, bank, trust or other custodian is considered to be the stockholder of record with respect to those shares, while you are considered to be the beneficial owner of those shares. In the latter case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other custodian how to vote their shares using the method described below under “How do I submit my proxy?”
How do I submit my proxy?
If you are a stockholder of record or if you hold restricted stock, you can submit a proxy to be voted at the meeting in any of the following ways:
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electronically, using the Internet;

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over the telephone by calling a toll-free number; or

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by completing, signing and mailing the enclosed proxy card.

If you hold your shares in street name, you can vote your shares in the manner prescribed by your broker, bank, trust or other custodian. Your broker, bank, trust company or other custodian has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust company or other custodian how to vote your shares.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.
Can I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.
If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other custodian giving you the right to vote the shares at the meeting.

How does the Board recommend that I vote?
The Board recommends a vote:
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FOR all of the nominees for director;

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FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement; and

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FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cowen Inc. for the year ending December 31, 2019.

What if I do not specify how I want my shares voted?
If you are a stockholder of record or a holder of restricted stock and you submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular manner, we will vote your shares:
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FOR all of the nominees for director;

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FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement; and

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FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cowen for the year ending December 31, 2019.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other custodian how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. These rules generally permit member brokers to exercise voting discretion with respect to uninstructed shares only on certain routine matters, including the ratification of the selection of a company’s independent registered public accounting firm, however, changes in regulation were made to take away the ability of your bank, broker or other record holder to vote your uninstructed shares in the election of directors on a discretionary basis. The rules do not permit member brokers to exercise voting discretion with respect to the election of directors or the advisory vote to approve the compensation of our named executive officers. Therefore, member brokers may not vote uninstructed shares on the election of directors or the advisory vote to approve the compensation of our named executive officers. An uninstructed share that is not voted by a broker, bank or other custodian is sometimes referred to as a “broker non-vote.” A broker non-vote will not have any effect on the approval or rejection of the proposal. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”
Can I change or revoke my vote after submitting my proxy?
Yes. If you are a record holder or a holder of restricted stock, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:
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by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

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by submitting a later-dated proxy to the Secretary of the Company, which must be received by us before the time of the annual meeting;

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by sending a written notice of revocation to the Secretary of the Company, which must be received by us before the time of the annual meeting; or

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by voting in person at the meeting.

If you are a street name holder, please refer to the voting instructions provided to you by your broker, bank, trust or other custodian.

What vote is required to approve each item of business included in the notice of meeting?
Proposal 1: Election of Directors	The nine nominees for director will be elected by an affirmative vote of a majority of the votes cast by holders of our Class A common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
Proposal 2: Advisory Vote on Named Executive Officer Compensation	If the advisory vote on the compensation of our named executive officers included in this proxy statement receives more votes “for” than “against,” then it will be deemed to be approved.
Proposal 3: Ratification of the Selection of Our Independent Public Accountant	To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our Class A common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
The advisory vote on the compensation of our named executive officers is not binding on the Company, the Board, or the Compensation Committee, but we intend to consider the results of the vote when establishing the compensation of our named executive officers in future years.
How are votes counted?
You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote on the compensation of our named executive officers and the ratification of the selection of KPMG LLP as our independent auditor for the year ending December 31, 2019. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposals, your shares will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal, and, therefore, will have the effect of votes against the proposal. If you do not submit your proxy or voting instructions and also do not vote by ballot at the Annual Meeting, your shares will not be counted as present at the meeting for the purpose of determining either (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal unless you hold your shares in street name and the broker, bank, trust or other custodian has discretion to vote your shares and does so. For the avoidance of doubt, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will have no effect on the outcome of the vote for any proposal. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”
What constitutes a quorum for the meeting?
Under Delaware law and the Company’s by-laws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as any number of stockholders, together holding at least a majority of the capital stock of the Company issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at the Annual Meeting.

Will my vote be kept confidential?
Yes. We have procedures to ensure that, regardless of whether you vote by Internet, telephone, mail or in person:
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all proxies, ballots and voting tabulations that identify stockholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a stockholder; and

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voting tabulations are performed by an independent third party.

How can I attend the meeting?
All of our stockholders are invited to attend the Annual Meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other custodian proving ownership of the shares on April 29, 2019, the record date, are examples of proof of ownership.
To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.
What happens of the Annual Meeting is postponed or adjourned?
Your proxy remains valid and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.
Who pays for the cost of proxy preparation and solicitation?
Cowen pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks, trusts or other custodians for forwarding proxy materials to street name holders. We have retained Alliance Advisors to assist in the solicitation of proxies for the annual meeting for a fee of approximately $12,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

ITEM 1 — ELECTION OF DIRECTORS
Brett H. Barth, Katherine E. Dietze, Steven Kotler, Lawrence E. Leibowitz, Jerome S. Markowitz, Jack H. Nusbaum, Douglas A. Rediker and Jeffrey M. Solomon, have been nominated for re-election to the Board to serve until our 2020 annual meeting of stockholders or until their successors are elected and qualified. Margaret L. Poster has been nominated for election to the Board to serve until our 2020 annual meeting of stockholders or until her successor is elected and qualified. Joseph R. Wright has decided to retire from the Board following the annual meeting of stockholders and will not stand for re-election at our 2019 annual meeting. Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board.
If all director nominees are elected at our Annual Meeting, the Board will consist of nine directors.
The Board recommends a vote “FOR” the election of the director nominees. Proxies will be voted “FOR” the election of the nominees unless otherwise specified.
Each nominee to our Board brings valuable capabilities to the Board. The Board believes that the nominees as a group have the experience and skills in areas such as business management, strategic development, corporate governance, leadership development, asset management, investment banking, finance and risk management and other relevant experience required to build a Board that is effective and responsive to the needs of the Company. In addition, the Board believes that each of our directors possesses sound judgment, integrity, high standards of ethics and a commitment to representing the long-term interests of our stockholders.
Set forth below is biographical information for each of the nominees for election as director. All ages are as of April 29, 2019,
Brett Barth.   Age 47. Mr. Barth was elected to our Board on June 26, 2018. Mr. Barth co-founded BBR Partners in 2000 and is a Managing Partner, co-managing the firm and overseeing BBR’s investment approach and implementation. He has extensive experience vetting investment opportunities across the asset class spectrum and through a range of market environments, working with both traditional and alternative investment managers. Mr. Barth is also a member of BBR’s Executive Committee and Investment Committee. Prior to founding BBR, Mr. Barth was in the Equities Division of Goldman Sachs. Previously, he served in Goldman’s Equity Capital Markets groups in New York and Hong Kong. He began his career in Goldman Sachs’ Corporate Finance Department. Mr. Barth is a trustee of the University of Pennsylvania as well as a member of the Board of Overseers of the Graduate School of Education. He previously served as both the Chair of the Penn Fund, the University of Pennsylvania’s undergraduate annual giving program, and as the Inaugural Chair of the Undergraduate Financial Aid Leadership Council. Mr. Barth is a member of the board and executive committee of the UJA-Federation of New York, he co-chairs the Annual Campaign and he serves on the endowment’s Investment Committee. Mr. Barth was awarded the Alan C. Greenberg Young Leadership Award by UJA-Federation of New York, Wall Street & Financial Services Division. Mr. Barth graduated summa cum laude with concentrations in Finance and Accounting from the Wharton School of the University of Pennsylvania. Mr. Barth provides the Board with extensive investment and wealth management expertise.
Katherine E. Dietze.   Age 61. Ms. Dietze was appointed to our Board in June 2011 upon the completion of Cowen’s acquisition of LaBranche & Co., Inc., or LaBranche. Ms. Dietze was a member of LaBranche’s board of directors since January 2007. Ms. Dietze spent over 20 years in the financial services industry prior to her retirement in 2005. From 2003 to 2005, Ms. Dietze was Global Chief Operating Officer for the Investment Banking Division of Credit Suisse First Boston. From 1996 to 2003, she was a Managing Director in Credit Suisse First Boston’s Telecommunications Group. Prior to that, Ms. Dietze was a Managing Director and Co-Head of the Telecommunications Group in Salomon Brothers Inc’s Investment Banking Division. Ms. Dietze began her career at Merrill Lynch Money Markets after which she moved to Salomon Brothers Inc. to work on money market products and later became a member of the Investment Banking Division. Ms. Dietze is a director, a member of the Governance Committee and Chair of the Finance Committee of Matthews International Corporation (MATW), a designer, manufacturer and marketer of memorialization products and brand solutions. Ms. Dietze is also a member of the Board of Trustees of Liberty Property Trust (LPT), a self-administered and self-managed Maryland real estate investment trust, which provides leasing, property management, development, acquisition, and other tenant-related services for a portfolio of industrial & office properties. At LPT, she serves on the Audit Committee and is Head of the Governance Committee. Ms. Dietze holds a B.A. from Brown University and an M.B.A. from Columbia Graduate School of Business. Ms. Dietze provides the Board with extensive experience in Investment Banking management and corporate governance expertise as a public company director.
Steven Kotler.   Age 72. Mr. Kotler was elected to our Board on June 7, 2010. Mr. Kotler currently serves as Vice Chairman of the private equity firm Gilbert Global Equity Partners, which he joined in 2000. Prior to joining Gilbert Global, Mr. Kotler, for 25 years, was with the investment banking firm of Schroder & Co. and its predecessor firm, Wertheim & Co., where he served in various executive capacities including President & Chief Executive Officer, and Group Managing Director and Global Head of Investment and Merchant Banking. Mr. Kotler is a director of CPM Holdings, an international agricultural process equipment company; and Co-Chairman of Birch Grove Capital, an asset management firm. Mr. Kotler is a member of the Council on Foreign Relations; and, from 1999 to 2002, was Council President of The Woodrow Wilson International Center for Scholars. Mr. Kotler has previously served as a Governor of the American Stock Exchange, The New York City Partnership and Chamber of Commerce’s Infrastructure and Housing Task Force, The Board of Trustees of Columbia Preparatory School; and, the Board of Overseers of the California Institute of the Arts. Mr. Kotler also previously served as a director of Cowen Holdings from September 2006 until June 2007. Mr. Kotler provides the Board with extensive experience in leading an international financial institution and expertise in private equity.
Lawrence E. Leibowitz.   Age 59. Mr. Leibowitz was elected to our Board on June 26, 2018. Mr. Leibowitz is the President and board member of Crux Informatics, a data operations service that adopts data supply chains, ensuring they mature into cohesive, stable, and performant systems. Mr. Leibowitz has served as Crux’s President and a member of its board since October 2017. Crux’s features include data management platforms, professional services, and a global data supplier network. Mr. Leibowitz formerly served as Interim CEO of Incapture Technologies from September 2014 to October 2017. Mr. Leibowitz has thirty years of experience as a finance and technology entrepreneur. Most recently, Mr. Leibowitz served as Chief Operating Officer, Head of Global Equities Listing & Trading and as a Member of the board of directors of NYSE Euronext, holding such positions from 2007 to 2013. Prior to that, Mr. Leibowitz served as Chief Operating Officer of Americas Equities at UBS, Co-Head of Schwab Soundview Capital Markets, and Chief Executive Officer of Redibook. Mr. Leibowitz was a founding partner at Bunker Capital and Head of Quantitative Trading and Equities technology at CS First Boston. Mr. Leibowitz provides the Board with extensive capital markets knowledge, including trading microstructure, regulation, asset management and quantitative methods.
Jerome S. Markowitz.   Age 79. Mr. Markowitz is the Chairman of the Board of Directors and has served as a member of our Board since November 2009. Mr. Markowitz was a Senior Partner at Conifer Securities LLC, a boutique servicing the operational needs of investment managers, from 2006 through May 2011. From 1998 to 2006, Mr. Markowitz was actively involved in managing a private investment portfolio. Prior to 1998, Mr. Markowitz was Managing Director and a member of the executive committee at Montgomery Securities and was responsible for starting their private client, high yield, equity derivatives and prime brokerage divisions. Prior to joining Montgomery, Mr. Markowitz was a Managing Director of L.F. Rothschild’s Institutional Equity Department. Mr. Markowitz is a director and serves on the investment committee of Market Axess Inc., and also formerly served on the advisory board of Thomas Weisel Partners Group, Inc. Mr. Markowitz provides the Board with extensive experience in asset management and investment banking, as well as experience as a public company director.
Jack H. Nusbaum.   Age 78. Mr. Nusbaum has served as a member of our Board since November 2009. Mr. Nusbaum is a Senior Partner of the New York law firm of Willkie Farr & Gallagher LLP. Mr. Nusbaum served as the firm’s Chairman from 1987 through 2009 and has been a partner in that firm for more than forty-five years. Willkie Farr & Gallagher LLP is outside counsel to Cowen. Mr. Nusbaum is also a director of W. R. Berkley Corporation. Mr. Nusbaum provides the Board with experience as senior management of an international law firm and provides extensive legal and corporate governance expertise.
Margaret L. Poster.   Age 67. Ms. Poster was appointed to our Board in April 2019. Ms. Poster served as Chief Operating Officer/Managing Director of Willkie Far & Gallagher LLP from 1991 through 2018.

Ms. Poster is a Director of Generation Citizen, serves as the Chair of the Finance Committee and Audit Committee and has served as a member of the Generation Citizen’s Executive Committee and Strategic Planning Committee. Ms. Poster previously served as President of Workbench, Inc., Chief Financial Officer of Barnes & Noble Bookstores Inc. and Chief Financial Officer of the Jewelry & Sporting Good Division at W.R. Grace & Co. Ms. Poster began her career as an auditor at PricewaterhouseCoopers LLP. Ms. Poster is a certified public accountant and received a Masters of Business Administration from Harvard Business School. Ms. Poster provides the Board with comprehensive operating and public accounting experience.
Douglas A. Rediker.   Age 59. Mr. Rediker was appointed to our Board in April 2015. Mr. Rediker is the Executive Chairman of International Capital Strategies, LLC, a policy and markets advisory boutique based in Washington, D.C. Until 2012, he was a member of the Executive Board of the International Monetary Fund representing the United States. He has held senior and visiting fellowships at Brookings, the Peterson Institute for International Economics and at the New America Foundation. He has written extensively and testified before Congress on the subject of state capitalism, global finance, Sovereign Wealth Funds and other issues surrounding the relationship between international economic policy, financial markets, global capital flows and foreign policy. Mr. Rediker previously served as a senior investment banker and private equity investor for a number of investment banks, including Salomon Brothers, Merrill Lynch and Lehman Brothers. Mr. Rediker began his career as an attorney with Skadden Arps in New York and Washington, D.C. Mr. Rediker’s experience on global macro issues provides the Board with expertise relating to capital markets, the economy and global governance.
Jeffrey M. Solomon.   Age 53. Jeffrey Solomon is Chief Executive Officer of the Company and Chief Executive Officer of Cowen and Company, LLC (“Cowen and Company”), and was appointed a director of Cowen in December 2011. Mr. Solomon served as President of the Company prior to his appointment as Chief Executive Officer on December 27, 2017. Mr. Solomon serves as a member of the Management Committee of Cowen. Previously, Mr. Solomon served as Cowen’s Chief Operating Officer and Head of Investment Banking at Cowen and Company. Mr. Solomon joined Ramius, Cowen’s investment management division, when it was founded in 1994 and was responsible for the development, management and oversight of a number of the investment strategies employed by Ramius. From 1991 to 1994, Mr. Solomon was at Republic New York Securities Corporation, or Republic, the brokerage affiliate of Republic National Bank, now part of the HSBC Group, where he was the firm’s Chief Administrative Officer. Prior to Republic, Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. Currently, Mr. Solomon is a Director of NuGo Nutrition, the manufacturer of NuGo Nutrition Bars. Mr. Solomon is also co-chair of the Equity Capital Formation Task Force, a group composed of individuals from across the country’s startup and small-capitalization company ecosystems advocating for market structure reform to encourage job creation and growth. Mr. Solomon graduated from the University of Pennsylvania in 1988 with a B.A. in Economics. Mr. Solomon provides the board with institutional knowledge of all aspects of the Company’s businesses and, as Chief Executive Officer, he is able to provide in-depth knowledge of the Company’s business and affairs, management’s perspective on those matters and an avenue of communication between the Board and senior management.
Director Not Standing For Re-Election
Joseph R. Wright.   Age 80. Mr. Wright has served as a member of our Board since November 2009. He also serves as Executive Partner to Comvest Partners, Chairman of the Investment Committees of the ClearSky Fund, Chairman of the Board of Advisors and member of the Investment Committee of Chart National Management and Board member of Systems Control. Mr. Wright is also on the Board of EBIX, and is a member of the Council of Chief Executives, Council on Foreign Relations, Economic Club of New York and Committee for a Responsible Federal Budget. He previously served as a Director of Travelers, Terremark Worldwide, Harcourt Brace Janovich, Kroll, Titan, Federal Signal, Chart Group, Education Management Corporation (EDMC) and Hampton University. Mr. Wright was Chairman of Intelsat, Chief Executive Officer of PanAmSat, Chairman of GRC International, Executive Chairman of MTN Satellite Communications, Chief Executive Officer of Scientific Games Corporation, Co-Chairman of Baker & Taylor, Vice Chairman of W.R. Grace, Senior Advisor to Providence Equity, Vice Chairman of Terremark Worldwide, President of credit card subsidiaries of Citibank and VP and Partner of Booz Allen Hamilton and others. Mr. Wright served in the U.S. Government under President Reagan as Deputy Secretary of Commerce and Deputy Director/Director of the Federal Office of Management and Budget,

and was a member of President Reagan’s Cabinet. In addition he held executive positions in the administrations of Presidents Nixon, Ford and Kennedy. He received the Distinguished Citizens Award from President Reagan and was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee. He was also appointed to the President’s Commission on U.S. Postal Service Reform and the National Security Telecommunications Advisory Committee, and several other advisory boards by President George W. Bush. He has served on the Defense Business Board under three Presidents, including the current administration. Mr. Wright has active “Top Secret” and “SCI” clearances with the U.S. Government. Mr. Wright received his undergraduate degree from the Colorado School of Mines and his graduate degree from Yale University. Mr. Wright provides the Board with significant senior management expertise as well as experience as a director of a public company. He also provides the Board with significant experience in public affairs.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board believes that good corporate governance is important to ensure that Cowen Inc. is managed for the long-term benefit of its stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our Corporate Governance Guidelines, the charters of our Audit, Compensation, Nominating and Corporate Governance Committees and our Code of Ethics and Business Conduct are available on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Inc., Attn: Secretary, 599 Lexington Avenue, New York, NY, 10022.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:
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the Board’s goal is to oversee and direct management in building long-term value for the Company’s stockholders;

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a majority of the members of the Board shall be independent directors;

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the independent directors shall meet regularly in executive session;

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directors have access to management and, as appropriate, to the Company’s outside advisors;

•
our Chief Financial Officer, our Chief Operating Officer and our General Counsel attend all scheduled Board meetings as do the heads of the Company’s business segments, which is critical to the Company’s succession planning;

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the Board regularly reviews with management the Company’s financial performance, strategy and business plans;

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both our directors and our executive officers are required to own a minimum amount of Company common stock;

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new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

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at least annually, the Board and its committees conduct self-evaluations to determine whether it and they are functioning effectively.

Director Independence
Our Corporate Governance Guidelines require that a majority of the Board be composed of directors who meet the independence criteria establish by NASDAQ Stock Market, Inc. Marketplace Rules. Under applicable NASDAQ Stock Market rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation, including immediate family members.
Our Board has determined that neither Ms. Dietze nor Ms. Poster, nor Messrs. Barth, Kotler, Leibowitz, Markowitz, Nusbaum or Rediker currently has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.
Mr. Solomon cannot be considered an independent director under NASDAQ Stock Market rules because Mr. Solomon serves as our Chief Executive Officer. Therefore, the Board has determined that eight of our nine director nominees are independent.
Board Leadership Structure
Peter A. Cohen, served as our non-Executive Chairman until our 2018 Annual Meeting of Stockholders on June 26, 2018. The Board elected Mr. Markowitz to serve as Chairman of the Board following the 2018 Annual Meeting.
Director Stock Ownership Guidelines
The Company adopted stock ownership guidelines in 2013 that require directors to hold Company stock or restricted stock units, or RSUs, that have a value equal to at least three times the amount of annual fees paid to non-employee directors (excluding committee chair fees) within the later of the adoption of the policy or five years of being appointed to the Board. All of our directors are in compliance with these ownership guidelines. Mr. Rediker, who was appointed to the Board in 2015, has one more year in which to acquire Company stock or RSUs to meet the ownership requirements. Messrs. Barth and Leibowitz, who were appointed to the Board in 2018, and Ms. Poster, who was appointed to the Board in 2019 have four years, and five years, respectively, in which to acquire Company stock or RSUs to meet the ownership requirements.
The Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company and reviews the Company’s enterprise risk management. Our Board’s oversight of our risk management processes is effected primarily through our Audit Committee. Our Audit Committee periodically meets with senior executives responsible for risk oversight to review and discuss the material risks facing the Company, including operational, market, credit, liquidity, legal and regulatory risks, and to assess whether management has reasonable controls in place to address these risks. The Audit Committee is also responsible for ensuring that management has established processes and an enterprise risk management framework and governance structures designed to identify, bring to the Board’s and/or the Audit Committee’s attention, and appropriately manage, monitor, control and report exposures to the major risks affecting Cowen. In addition to the Audit Committee, the Compensation Committee separately reviews and discusses with management whether our compensation arrangements are consistent with effective controls and sound risk management. The Board evaluates the Company’s risk profile on a quarterly basis.
Board Meetings and Attendance
Our Board met seven times from January 1, 2018 through December 31, 2018. Each director attended at least 85% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.
Director Attendance at Annual Meeting of Stockholders
Our Corporate Governance Guidelines provide that directors are invited and encouraged to attend the annual meeting of stockholders. One of our directors attended the 2018 annual meeting of stockholders.

Committees of the Board
Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Inc., Attn: Secretary, 599 Lexington Avenue, New York, NY, 10022.
Audit Committee
The Audit Committee’s responsibilities include:
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being directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

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reviewing the performance of the independent registered public accounting firm and making the decision to replace or terminate the independent registered public accounting firm or the lead partner;

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evaluating the independence of the registered public accounting firm;

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reviewing and discussing with management and the independent registered public accounting firm and the head of the Company’s internal audit department all critical accounting policies and practices;

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reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures;

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discussing our risk management policies;

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reviewing and discussing with the independent registered public accounting firm the results of the year-end audit of the Company;

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establishing and implementing policies and procedures for the Audit Committee’s review and approval or disapproval of proposed related party transactions; and

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preparing the audit committee report required by SEC rules, which is included on page 48 of this proxy statement.

The current members of our Audit Committee are Ms. Dietze (Chair) and Messrs. Kotler and Wright. Our Board has determined that Mr. Wright is an “audit committee financial expert” as defined by applicable SEC rules. Ms. Poster was appointed to our Audit Committee on April 23, 2019. The Board has determined that Ms. Poster is an “audit committee financial expert” as defined by applicable SEC rules. Our Audit Committee met four times from January 1, 2018 through December 31, 2018.
Compensation Committee
The Compensation Committee’s responsibilities include:
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annually reviewing the goals and objectives of the Company’s executive compensation plans;

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annually reviewing the Company’s executive compensation plans in light of the Company’s goals and objectives;

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annually evaluating the Chief Executive Officer’s and other executive officers’ performance and determining and approving the Chief Executive Officer’s and other executive officers’ compensation levels based on such evaluation;

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overseeing and administering our equity and incentive compensation plans, with the oversight of the full Board;

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reviewing executive and employee compensation plans from a risk perspective to help ensure that compensation arrangements do not encourage excessive risk taking;

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annually reviewing the compensation process of the Company’s equity research personnel to ensure compliance with applicable laws, rules and regulations;

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reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which begins on page 19 of this proxy statement; and

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preparing the compensation committee report required by SEC rules, which begins on page 35 of this proxy statement.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation are described below in the “Compensation Discussion and Analysis” section beginning on page 19 of this proxy statement.
The current members of our Compensation Committee are Mr. Markowitz (Chair), Mr. Barth, Ms. Dietze, Mr. Kotler and Mr. Leibowitz.
Our Compensation Committee met four times from January 1, 2018 through December 31, 2018.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include:
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assisting in identifying, recruiting and interviewing director candidates, including persons suggested by stockholders;

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reviewing the background and qualifications of individuals being considered as director candidates;

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recommending to the Board the director nominees for election;

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annually reviewing with the Board the composition of the Board as a whole;

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recommending to the Board the size and composition of each standing committee of the Board;

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annually reviewing committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships;

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making recommendations on the frequency and structure of Board meetings;

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monitoring the functioning of the committees of the Board;

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approving annual Board compensation;

•
annually reviewing the Corporate Governance Guidelines and recommending any changes to the Board; and

•
overseeing the self-evaluation of the Board as a whole and the self-evaluation of each Board committee.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process” on page 13 of this proxy statement.
The current members of our Nominating and Corporate Governance Committee are Mr. Kotler (Chair), Mr. Barth, Ms. Dietze, Mr. Leibowitz and Mr. Rediker. Our Nominating and Corporate Governance Committee met twice from January 1, 2018 through December 31, 2018.
Our Board has determined that all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as defined under the rules of the NASDAQ Stock Market, and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, as applicable.
Executive and Director Compensation Processes
For a discussion of our process relating to named executive officer compensation, please see “Compensation Discussion and Analysis” included elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee is responsible for periodically reviewing the level and form of compensation of our non-employee directors, including how such compensation compares to director compensation of companies of comparable size, industry and complexity, and for making recommendations to the Board with respect to such compensation. For a description of the annual compensation paid to each non-employee director, please see “Compensation Program for Non-Employee Directors” below.
The Board has delegated to a New Hire Retention Award Committee limited authority to grant equity awards under our existing equity compensation plans. Mr. Solomon was the sole member of the New Hire Retention Award Committee in 2018. The New Hire Retention Award Committee may only grant equity awards in connection with the hiring of new employees, the retention of existing employees and in connection with significant promotions. The New Hire Retention Award Committee may not grant or modify awards to named executive officers or certain other senior employees. Subject to aggregate and individual share limitations established by the Board, the New Hire Retention Award Committee has the authority to determine the recipient of the award as well as the type and amount of the award.
Director Nomination Process
The process to be followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria set forth in the Nominating and Corporate Governance Committee’s charter and in our Corporate Governance Guidelines. These criteria include the candidate’s experience, knowledge or skills useful to the oversight of the Company’s business, and the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities, including specific business and financial expertise currently desired on the Board, experience as a director of a public company, geography, age, gender and ethnic diversity. Additional factors which the Committee may consider include time availability in light of other commitments, potential conflicts of interest, material relationships with the Company and independence from management and the Company. The Nominating and Corporate Governance Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Our Corporate Governance Guidelines require that if there is a significant change in a Director’s primary job responsibilities, that director must notify the Board and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may recommend to the Board that the director tender his or her resignation. In addition, our Corporate Governance Guidelines require that upon attaining the age of 80 years, and annually thereafter, a director is required to notify the Nominating and Corporate Governance Committee that he or she is willing to not stand for re-election at the immediately succeeding Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee will review the director’s continuation on the Board, in light of all the circumstances, and, at its meeting to determine nominees for election to the Board, the Nominating and Corporate Governance Committee will determine whether such director should be nominated to stand for re-election at the Company’s immediately succeeding Annual Meeting.
Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting to the Nominating and Corporate Governance Committee the proposed director’s name, age, business address, principal occupation and principal qualifications. The stockholder making the recommendation must include a statement as to the amount of shares beneficially owned by the stockholder and a statement as to whether the proposed director has consented to serve as a director if elected. Stockholders should send all notices to the Nominating and Corporate Governance Committee, c/o Secretary, Cowen Inc., 599 Lexington Avenue, New York, NY, 10022. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at the next annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was first mailed to stockholders in connection with the previous year’s annual meeting. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.
Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Procedures for Nominating Director Candidates.”
Procedures for Nominating Director Candidates
Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article III, Section 3 of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice to our Secretary delivered to or mailed and received at our principal executive offices at 599 Lexington Avenue, New York, NY, 10022, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of Cowen owned beneficially or of record by the nominee, and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
Procedures for Contacting the Board of Directors
Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to our Board should address such communications to the Board of Directors, c/o Secretary, Cowen Inc., 599 Lexington Avenue, New York, NY, 10022.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.cowen.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code. You may also request a copy of the code by writing to Cowen Inc., Attn: Secretary, 599 Lexington Avenue, New York, NY 10022.

Director Compensation Table
The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2018.
Director	Fees Earned Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total
Brett H. Barth	—	187,500	—	187,500
Katherine E. Dietze	108,750	108,750	—	217,500
Steven Kotler	98,750	98,750	—	197,500
Lawrence E. Leibowitz	46,875	140,625	—	187,500
Jerome S. Markowitz(2)	—	247,500	—	247,500
Jack H. Nusbaum(2)	—	187,500	—	187,500
Douglas A. Rediker	—	187,500	—	187,500
Joseph R. Wright(2)	—	187,500	—	187,500
Peter A. Cohen(3)	230,343	—	383,367(4)	613,710

(1)
Represents the aggregate grant date fair value calculated in accordance with generally accepted accounting principles, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note in its financial statements included in its Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 7, 2019. As of December 31, 2018, all outstanding stock awards held by our directors are fully vested.

(2)
In 2018, Messrs. Barth, Markowitz, Nusbaum, Rediker and Wright elected to receive 100% of their director compensation in RSUs. Please see “Narrative Disclosure Relating to Director Compensation Table” below for additional information regarding non-employee director compensation in 2018.

(3)
Under the terms of the Supplemental Agreement described below, Mr. Cohen received a pro-rated annual retainer for his services through June 26, 2018, his last day as Chairman of the Board.

(4)
All Other Compensation for Mr. Cohen includes the following payments made to Mr. Cohen under the terms of the Supplemental Agreement: $244,657 representing consulting fees paid to Mr. Cohen, $89,710 representing 60% of the total cost of a car and driver and an agreed upon stipend of  $49,000.

Narrative Disclosure Relating to Director Compensation Table
In 2018, each of our non-employee directors received annual compensation of  $187,500. The Chairman of the Board, Mr. Markowitz, received additional compensation of  $50,000. The Chair of each of the Compensation Committee, Mr. Markowitz, and the Nominating and Corporate Governance Committee, Mr. Kotler, received additional compensation of  $10,000 per annum and the Chair of the Audit Committee, Ms. Dietze, received additional compensation of  $30,000 per annum. For 2018, a minimum of 50% of a director’s compensation was paid in the form of RSUs. In addition, each director was entitled to elect to receive any amount in excess of 50% of 2018 compensation in the form of RSUs. The RSUs were valued using the volume-weighted average price for the 30-day period prior to our 2018 annual meeting of stockholders. RSUs are vested and not subject to forfeiture; however, except in the event of death, the underlying shares of Class A common stock will not be delivered to the holder for at least one year from the date of grant. These equity awards are intended to further align the interests of our directors with those of our stockholders. Directors who also are employed as executive officers of the Company receive no additional compensation for their service as a director.

In 2019, each of our independent directors will receive annual compensation of  $200,000. The compensation increase reflects the more active role the Board continues to take in Company affairs and is an effective recruiting tool for new directors. The Lead Director will receive additional compensation of $50,000. The Chair of the Audit Committee will receive additional compensation of  $30,000 per annum. The Chair of the Compensation Committee will receive additional compensation of  $20,000 per annum and the Chair of the Nominating and Corporate Governance Committee will receive additional compensation of  $10,000 per annum. A minimum of 50% of each director’s compensation will continue to be paid in the form of RSUs. In addition, each director will be entitled to elect to receive any amount in excess of 50% of 2019 compensation in the form of RSUs.
Mr. Cohen’s Supplemental Agreement
On May 14, 2018, Peter A. Cohen notified the Board that he would not stand for re-election as a member of the Board at the Company’s 2018 annual meeting of stockholders.
The Company and Mr. Cohen entered into a Supplemental Agreement (“Supplemental Agreement”), which references various provisions of the Transition Agreement entered into between the Company and Mr. Cohen, dated as of November 30, 2017 (the “Transition Agreement”) that apply following the cessation of Mr. Cohen’s service as a director of the Company. Under the Supplemental Agreement, Mr. Cohen received a pro-rated annual retainer for his services through his last day as Chairman (the “Board End Date”). From the Board End Date through June 30, 2019 (the “Consulting Period”), Mr. Cohen will be available to consult with the Company’s Chief Executive Officer with respect to matters relating to the Company’s business, for which Mr. Cohen will receive a consulting fee at an annual rate of  $475,000, plus reimbursement for pre-approved direct out-of-pocket business expenses incurred in performing the consulting services. In addition, during the Consulting Period, the Company has agreed to provide Mr. Cohen with reasonably equipped private office space (or a monthly stipend in lieu of providing such office space) and secretarial support.
In addition, under the Supplemental Agreement, Mr. Cohen has agreed, for the period from May 14, 2018 through to June 30, 2021 to comply with various “standstill” provisions relating to the Company. With respect to Linkem S.p.A. (“Linkem”), under the Supplemental Agreement, Mr. Cohen will continue to serve as the Company’s designee to the board of directors of Linkem, and subject to certain conditions relating to his continued service and compliance with the Supplemental Agreement, the Company has agreed to pay to Mr. Cohen ten percent (10%) of the positive difference, if any, between the net realized profits (if any) attributable to the Company’s invested capital in Linkem as a result of the occurrence of a realization event over the value of the Company’s invested capital in Linkem as of year-end 2017. With respect to RCG Longview Management, LLC (“RCG Longview”), the Supplemental Agreement provides that Mr. Cohen’s ownership and participation in RCG Longview will not be subject to the restrictive covenants referenced in the Transition Agreement and further that, subject to certain conditions, the Company will not object to Mr. Cohen having an ownership interest in RCG Longview.
EXECUTIVE OFFICERS OF THE COMPANY
Biographies of the current executive officers are set forth below, excluding Mr. Solomon’s biography, which is included under “Directors of the Company” above. Each executive officer serves at the discretion of the Board.
John Holmes.   Age 55. Mr. Holmes serves as Chief Operating Officer and serves as a member of the Management Committee of Cowen. Mr. Holmes previously served as the Company’s Chief Administrative Officer and was appointed an executive officer in May 2013. Mr. Holmes was the Head of Technology and Operations at Cowen following the merger between Cowen and Company and Ramius. Mr. Holmes joined Ramius in June 2006 as Global Head of Operations. Prior to joining Ramius, Mr. Holmes was Global Head of the Equity Product Team at Bank of America Securities. Mr. Holmes has also held senior operations management positions at Deutsche Bank, Credit Lyonnais and Kidder Peabody. His experience includes treasury, foreign exchange, equity, fixed income & derivative operations. Mr. Holmes is NASD licensed as a General Securities Representative, General Securities Principal and a Financial & Operations Principal.

Stephen A. Lasota.   Age 56. Mr. Lasota serves as Chief Financial Officer of Cowen and serves as a member of the Management Committee of Cowen. Mr. Lasota was appointed Chief Financial Officer in November 2009. Prior to the consummation of the business combination of Cowen Holdings and Ramius in November 2009, Mr. Lasota was the Chief Financial Officer of Ramius LLC and a Managing Director of the Company. Mr. Lasota began working at Ramius in November 2004 as the Director of Tax and was appointed Chief Financial Officer in May 2007. Prior to joining Ramius, Mr. Lasota was a Senior Manager at PricewaterhouseCoopers LLP.
Owen S. Littman.   Age 46. Mr. Littman serves as General Counsel and Secretary of Cowen and serves as a member of the Management Committee of Cowen. Mr. Littman was appointed General Counsel and Secretary in July 2010. Following the consummation of the business combination of Cowen Holdings and Ramius in November 2009, Mr. Littman was appointed Deputy General Counsel, Assistant Secretary and Managing Director of Cowen and General Counsel and Secretary of Ramius LLC. Mr. Littman began working at Ramius in October 2005 as its senior transactional attorney and was appointed General Counsel in February 2009. Prior to joining Ramius, Mr. Littman was an associate in the Business and Finance Department of Morgan, Lewis & Bockius LLP.

ITEM 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers at least once every three years. At the 2017 annual meeting, our stockholders followed the recommendation of the Board to hold an advisory vote on executive compensation every year. Accordingly, the Company is seeking your vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Please note that your vote is advisory and therefore will not be binding on the Board, the Compensation Committee or the Company. However, we intend to take the voting results into consideration when making future decisions regarding executive compensation.
As discussed in the Company’s “Compensation Discussion and Analysis,” we seek to closely align the interests of named executive officers with those of the Company’s stockholders. In addition, a substantial portion of the total compensation for each named executive officer is delivered on a pay-for-performance basis and is determined in light of general economic and specific company, industry and competitive conditions. As such, we believe our compensation program provides the right balance of competitive pay and meaningful incentives to align our executives’ interests with the interests of our stockholders and enable us to retain talented executives to support our business objectives.
The Board unanimously supports the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.”
The Board unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.

EXECUTIVE COMPENSATION —
COMPENSATION DISCUSSION AND ANALYSIS
In addition to performing the roles and responsibilities described under “Committees of the Board — Compensation Committee” above, our Compensation Committee, which is composed entirely of independent directors, determined the 2018 compensation of our named executive officers:
•
Jeffrey M. Solomon, Chief Executive Officer;

•
Stephen A. Lasota, Chief Financial Officer;

•
John Holmes, Chief Operating Officer; and

•
Owen S. Littman, General Counsel and Secretary.

The above named executive officers represented all of our executive officers as of December 31, 2018.
To assist stockholders in finding important information within this Compensation Discussion and Analysis, we call your attention to the following sections:
Executive Summary
The following is an executive summary of our executive officer compensation program.
Business Overview
Cowen Inc., a Delaware corporation formed in 2009, is a diversified financial services firm and, together with its consolidated subsidiaries, provides investment management, investment banking, research, sales and trading, prime brokerage, global clearing and commission management services through its two business segments: the investment management segment and the investment bank segment. The investment management segment includes advisers to investment funds (including privately placed hedge funds, real estate funds, and private equity structures), managed accounts, registered funds and a significant portion of the Company’s proprietary capital. The investment bank segment offers industry focused investment banking for growth-oriented companies including advisory and global capital markets origination and domain knowledge-driven research, sales and trading platform for institutional investors, global clearing and commission management services and also a comprehensive suite of prime brokerage services.
Our investment management business, which operates primarily under the Cowen Investment Management name, offers innovative investment products and solutions across the liquidity spectrum to institutional and private clients. The predecessor to this business was founded in 1994 and, through one of its subsidiaries, has been registered with the United States (“U.S.”) Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) since 1997. The Company’s investment management business offers investors access to a number of strategies to meet their specific needs including merger arbitrage, activism, health care royalties, private healthcare investing, private sustainable investing, and real estate. The Company’s investment management business focuses on attracting and retaining talented investment teams and providing seed capital and working capital, an institutional infrastructure, robust sales and marketing and industry knowledge. A significant portion of the Company’s capital is invested alongside the Company’s investment management clients. The Company has also invested some of its capital in its reinsurance businesses. Our investment management business had approximately $10.4 billion of assets under management as of January 1, 2019.
Our investment bank businesses include investment banking, research, sales and trading, prime brokerage, global clearing and commission management services provided primarily to institutional investor clients and other companies. Our primary target sectors (“Target Sectors”) are healthcare, technology, media and telecommunications, information and technology services, consumer, aerospace and defense, industrials, energy and transportation. We provide research and brokerage services to over 5,000 domestic and international clients seeking to trade securities and other financial instruments, principally in our target sectors. The investment bank business also offers a full-service suite of introduced prime brokerage services targeting emerging private fund managers. Historically, we have focused our investment banking efforts on small to mid-capitalization public companies as well as private companies. From time to time, the Company invests in private capital raising transactions of its investment banking clients.
2018 Performance Overview
•
The Company reported economic income of  $76.1 million in 2018, an increase of  $60.3 million from the economic income of  $15.8 million reported in 2017. 2018 economic income revenue was $909 million, a 37% increase year over year.

•
On January 3, 2019, the Company completed the acquisition of Quarton International, a leading middle-market financial advisory firm, expanding the Company’s advisory business and creating a global, cross-border investment banking platform with significant scale.

•
In 2018, investment banking revenue of  $329.1 million on an economic income basis increased 47% year over year and was led by strong performance in equity underwriting and advisory activity.

•
Annual brokerage revenue increased $139.5 million to $452.3 million in 2018 compared to $312.8 million in 2017. The increase was primarily attributable to growth in the institutional brokerage and institutional services businesses, which was due in part to the acquisition of Convergex in June 2017.

•
As of January 1, 2019, assets under management were $10.4 billion. The $555 million decrease from January 1, 2018, was primarily due to a net redemption in some of the Company’s hedge funds and real estate strategy, partially offset by performance gains.

•
On an economic income basis, the compensation to revenue ratio declined from 58.2% to 55.7%.

•
Book value per share increased to $24.37 as of December 31, 2018, compared to $21.82 as of December 31, 2017.

Please refer to the Company’s Segment Reporting Note in its financial statements included on pages F-69 to F-73 of its Form 10-K for the year ended December 31, 2018, as filed with the SEC, and the reconciliation, attached as Annex A, for reconciliations of the non-GAAP financial measures above to their most directly comparable GAAP measures.
Advisory Vote on Executive Compensation and Stockholder Engagement
The Compensation Committee believes that our executive compensation programs are effective in driving our pay-for-performance philosophy. At our 2018 annual meeting of stockholders, over 90% of shares voted (excluding broker non-votes) were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2018 annual meeting of stockholders. The Compensation Committee considered the results of the vote to be an endorsement of the Company’s response to its continued stockholder outreach and evolving compensation practices, as described in more detail below.
Stockholder Outreach
Since 2014, we have engaged in stockholder outreach efforts regarding our compensation program. In an effort to continue to better understand our investors’ perspective and thoughts regarding our executive compensation program, a team of our senior management, including our Chief Financial Officer and General Counsel, engaged in a stockholder outreach initiative in early 2019. As part of our 2019 outreach, we contacted over twenty stockholders, including some of our largest stockholders, who we believe collectively hold in excess of 60% of our outstanding Class A common stock, which represents approximately 80% of our outside stockholder base.
In early 2015, some of our stockholders raised concerns over the evergreen nature of our 2010 Equity and Incentive Plan (the “2010 Plan”). We have continued to hear that concern from stockholders during our subsequent stockholder outreach efforts. In addition, in 2016, some of our stockholders expressed the view that a portion of executive compensation should be performance based. Except as described above, our stockholders have expressed support for our compensation philosophy and the components of our compensation, in particular, including the fact that a significant portion of named executive officer compensation is stock-based and that our stock-based awards have significant vesting periods. None of our stockholders have voiced to us any concern about the absolute amounts of compensation awarded to any of our named executive officers or the manner in which compensation is allocated.

Compensation Practice Changes in Response to Stockholder Feedback
Following our stockholder outreach initiatives, senior management discussed the feedback received from our stockholders with the Compensation Committee. Additionally, the Compensation Committee obtained feedback, advice and recommendations on improvements to our compensation program from its independent compensation consultant, Pay Governance LLC. The Compensation Committee also reviewed the Company’s performance, the compensation practices of its peers and other materials regarding executive compensation. Since our 2014 annual meeting, the Compensation Committee has introduced the following changes to our executive compensation program, partially in response to feedback received from our stockholders:
What We Heard from Stockholders	Action Taken by the Compensation Committee
• Concerns over the evergreen nature of the 2010 Plan.
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After careful review, decided to retain the evergreen provision of the 2010 Plan to support incentive and retention needs for the business.

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Continued to carefully monitor the impact of the 2010 Plan to ensure judicious use of equity consistent with our compensation philosophy.

• A portion of executive compensation should be performance-based.
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As of April 2015, eliminated minimum bonus guarantees for all named executive officers.

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Approved the issuance of performance share awards, or PSAs, to our named executive officers in 2016 as a component of 2015 year-end compensation. Additional PSAs were awarded to our named executive officers in April of 2019.

• No concern over the absolute amounts of compensation awarded to any of our named executive officers or the manner in which compensation is allocated.
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Continued to deliver compensation consistent with our compensation philosophy, the Compensation Committee’s evaluation of Company and individual performance and industry norms.

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Continued to deliver a significant portion of total compensation as stock-based awards subject to long-term vesting conditions.

• Support for our compensation governance practices.
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In March 2015, adopted stock ownership and retention guidelines for executive officers.

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In March 2015, implemented a clawback policy for executive officers with respect to performance-based compensation and annual bonus compensation paid under the Company’s equity and incentive plans.

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Adopted an annual (rather than triennial) say-on-pay vote.

Key Features of Our Executive Compensation Program
What We Do	What We Don’t Do

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We pay for performance through a careful year-end review of financial results and individual performance

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We consider peer groups in establishing compensation

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Meaningful annual equity awards are granted in lieu of — not in addition to — annual cash incentives

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We introduced PSAs as a component of executive officer compensation in 2016. The 2016 PSAs are earned based on forward-looking performance metrics that consider long-term performance from 2016 through 2020

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We granted PSAs to executive officers in April 2019. The 2019 PSAs are earned based on forward-looking performance metrics that consider long-term performance from 2019 through 2021

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We have implemented stock ownership guidelines for our directors and executive officers

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We have double-trigger equity vesting in the event of a change in control

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We require our executive officers to comply with reasonable restrictive covenants

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We subject our deferred bonus awards to executive officers to a clawback policy

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We seek to maintain a conservative compensation risk profile.

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The Compensation Committee retains an independent compensation consultant

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We have an anti-hedging policy, and, during 2018, all executive officers were in compliance with this policy

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We do not pay dividend equivalents on unvested RSUs or PSAs

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We do not pay tax gross-ups on our limited perquisites

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We do not provide “single-trigger” equity vesting in the event of a change in control

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We do not provide golden parachute excise tax gross-ups

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We do not provide minimum guaranteed bonuses to our executive officers

Compensation Philosophy and Objectives
Our compensation programs, including compensation of our named executive officers, are designed to achieve three objectives:
•
Pay for Performance.   A significant portion of the total compensation paid to each named executive officer is variable. Approximately 67.7% of our Chief Executive Officer’s compensation, approximately 26.7% of our Chief Financial Officer’s compensation, approximately 29.8% of our Chief Operating Officer’s compensation and approximately 28.3% of our General Counsel’s compensation, in all cases in respect of 2018, was paid in deferred cash and equity, excluding long-term incentive compensation awards. The amount of compensation paid is determined based on: (i) the performance of the Company on an absolute basis through a comparison of our results to competitor firms; (ii) an evaluation of each named executive officer’s contribution to the Company; and (iii) his performance against individualized qualitative goals.
•
Annual Compensation Reflects an Informed Review of Annual Results and Judgment of the Committee.   The Company does not utilize a specific formula to arrive at compensation recommendations. The Committee considers a number of factors in its pay determinations. Given the volatility and constantly changing dynamics of the markets, we believe that it makes more sense for our business to primarily determine compensation after year-end by making a careful evaluation of the business rather than establishing formulaic pre-set goals at the start of the year. An after-the-fact review of performance allows the Company and Compensation Committee to consider the quality of earnings, the combination of absolute and relative performance, organic versus non-organic sources of revenues and profits, and collaboration between our various lines of business. A pre-set formula would not allow us to fully evaluate performance and might result in negative unintended consequences for the business and the stockholders. Final compensation determinations are made at the discretion of the Committee. We believe this discretionary approach to compensation is consistent with common market practice in the financial services sector for these same reasons. Further, although the size of the incentive compensation award is based on current fiscal year results, a portion of it is delivered in the form of RSUs that vest over time to encourage retention and further link executive pay with longer-term stock performance.

•
Align Executive Officers’ Interests with Stockholders’ Interests.   Our Compensation Committee reviews each executive officer’s performance as well as the Company’s financial results in the context of the market environment when determining year-end, performance-related compensation. In addition, our Compensation Committee evaluated the Company’s performance compared to the performance of its peers and also considered market data on compensation levels of executive officers at the Company’s peer firms that it received from Pay Governance LLC, the independent compensation consultant to the Compensation Committee. Our Compensation Committee believes year-end, performance-related compensation should be delivered in a combination of short-term and long-term instruments. We believe that deferred cash, equity and equity-related instruments align the interests of our executive officers with those of our stockholders and ensure that our executive officers are focused on the long-term performance of the Company. In connection with fiscal 2018 bonus payments, Messrs. Solomon, Lasota, Holmes and Littman received a portion of their bonus in cash, a portion in deferred equity and a portion in deferred cash, in each case subject to service-based vesting requirements. The Compensation Committee believes that the payment of a significant portion of an employee’s compensation in the form of equity and deferred cash properly aligns the employee’s interests with those of the Company’s stockholders and effectively mitigates any risks associated with the Company’s compensation practices. Excluding long-term incentive compensation awards, approximately 67.7% of our Chief Executive Officer’s compensation, approximately 26.7% of our Chief Financial Officer’s compensation, approximately 29.8% of our Chief Operating Officer’s compensation and approximately 28.3% of our General Counsel’s compensation, in all cases in respect of 2018, was paid in deferred cash and equity.

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Recruiting and Retention.   We operate in an intensely competitive industry, and we believe that our success is closely related to our recruiting and retention of highly talented employees and a strong management team. We try to keep our compensation program generally competitive with industry practices so that we can continue to recruit and retain talented executive officers and employees.

Determination of Named Executive Officer Compensation for 2018
At meetings held on December 10, 2018, January 9, 2019 and February 12, 2019 and numerous executive sessions following these meetings, the Compensation Committee considered and discussed management’s compensation recommendations for our named executive officers, and the Compensation Committee approved management’s recommendations. In determining the annual bonus compensation and long-term incentive compensation payable to each of our named executive officers for 2018, the Compensation Committee reviewed and considered the financial performance of the Company as a whole and each individual business unit compared to 2017 and the Company’s compensation to revenue ratio which, for the year ended December 31, 2018, was 55.7%, which the Compensation Committee viewed as reasonable given the performance of the Company during 2018. The Compensation Committee also considered each named executive officer’s contributions to the Company’s growth initiatives in 2018; historical compensation information for each named executive officer; the Company’s desire to retain and incentivize its named executive officers; the recommendations of Mr. Solomon, our Chief Executive Officer regarding total compensation of our named executive officers (other than the Chief Executive Officer); the financial performance of the Company during 2018 compared to comparable public companies and other companies in the securities industry; a review of public filings and other market data regarding total compensation paid by certain peer investment banks and asset management companies; and base salary, cash bonus, equity awards and all other compensation paid by the compensation peer group.
The Compensation Committee considered the following achievements in 2018 when making its determination of named executive officer compensation:
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The Company achieved a 12.1% Return on Common Equity, or ROCE, on an economic operating income basis in 2018 compared to 3.1% in 2017.

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Markets revenue, which included brokerage, financing and other revenue, increased to $476.7 million in 2018 from $323.9 million in 2017.

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Advisory revenue increased 95.4% organically in 2018 to $81.7 million.

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The Company acquired Quarton International, a leading middle-market financial advisory firm, expanding the Company’s advisory business and creating a global, cross-border investment banking platform with significant scale.

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The Company improved revenue diversification in its investment banking business and formed a strategic alliance with Intrepid Partners.

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The Company positioned the investment management platform towards strategies that are salable, scalable and reflect Cowen’s DNA, such as the private healthcare investment management strategy.

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The Company exited certain non-core investment strategies, included seed strategies and aircraft finance.

Please refer to the Company’s Segment Reporting Note in its financial statements included on pages F-70 to F-74 of its Form 10-K for the year ended December 31, 2018, as filed with the SEC, and the reconciliation attached as Annex A, for reconciliations of the non-GAAP financial measures above to their most directly comparable GAAP measures.

The Compensation Committee also considered the following individual factors in the determinations made for each named executive officer in 2018:
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Jeffrey Solomon.   Mr. Solomon’s compensation reflected the Company’s significant improvement in economic income compared to the prior year. His compensation was also influenced by his significant contributions regarding the continued enhancement and growth of the Company’s business, including the substantial growth of the business through the acquisitions of Convergex and Quarton International.

•
John Holmes.   Mr. Holmes’s compensation reflected the Company’s significant improvement in economic income compared to the prior year. His compensation also reflected significant contributions related to the continued enhancement of the Company’s procedures relating to operational risk oversight and management of fixed and variable expenses across the Company. Mr. Holmes played a leading role in negotiating and implementing the acquisition of Quarton International. Mr. Holmes also played a significant role in the continued integration of Convergex onto the Cowen platform. Mr. Holmes also played a significant role in managing the Company’s business operations.

•
Stephen Lasota.   Mr. Lasota’s compensation reflected the Company’s significant improvement in economic income compared to the prior year. Mr. Lasota played a significant role in the continued integration of Convergex onto the Cowen platform and in the acquisition of Quarton International. Mr. Lasota also played a significant role in managing the Company’s business operations.

•
Owen Littman.   Mr. Littman’s compensation reflected the Company’s significant improvement in economic income compared to the prior year. His compensation also reflected significant contributions related to the continued enhancement of the Company’s compliance structure, management of the Company’s outstanding litigation and regulatory matters as well as his focus on the Company’s legal disclosure and corporate governance procedures. Mr. Littman played a leading role in negotiating the terms of the transactions completed by the Company in 2018, including the acquisition of Quarton International. Mr. Littman also played a significant role in managing the Company’s business operations.

The Compensation Committee approved discretionary annual bonuses for each of our named executive officers after review and consideration of the above factors.
After determining the aggregate cash values of annual bonuses payable to each of our named executive officers in respect of fiscal 2018, the Compensation Committee considered the percentage of the annual bonus compensation that each of our named executive officers would receive in the form of deferred awards. Jeffrey Solomon, our Chief Executive Officer, developed a proposal for the allocation of annual bonus compensation among the cash, deferred cash and equity components for Messrs. Holmes, Lasota and Littman. The Compensation Committee discussed and ultimately approved the proposal and established an allocation for Mr. Solomon. Excluding long-term incentive compensation awards, approximately 67.7% of our Chief Executive Officer’s compensation in respect of 2018, approximately 26.7% of our Chief Financial Officer’s compensation, approximately 29.8% or our Chief Operating Officer’s compensation and 28.3% of our General Counsel’s compensation in each case, in respect of 2018, was paid in deferred cash and equity.
To eliminate the impact that a short-term significant price change in the market value of our Class A common stock may have on the number of RSUs that are intended to be delivered to an employee, the Compensation Committee approved valuing the RSUs using the volume-weighted average price for the 30 trading days ended January 18, 2019, which equaled $14.08 per share. Deferred cash and RSUs relating to fiscal 2018 annual bonuses were awarded to our named executive officers in February 2019. RSUs and deferred cash awards will vest with respect to 12.5% on September 1, 2019, 12.5% on May 15, 2020, 25% on May 15, 2021, 25% on May 15, 2022 and 25% on May 15, 2023.
The Company issued a long-term incentive compensation award in the form of performance shares to its named executive officers in April 2019 (the “2019 PSAs”). The 2019 PSAs that were awarded cover a three-year performance period through 2021. The performance goals for the performance shares are described below on page 30.

Frequency of Say-on-Pay Vote
Consistent with the preference expressed by our stockholders at our 2017 Annual Meeting of Stockholders, the Board decided that the Company will include an advisory vote to approve the compensation of our named executive officers in our proxy materials every year until the next required advisory vote to approve the frequency of an advisory vote on executive compensation, which will occur no later than our 2023 annual meeting.
Compensation Program and Payments
The Company’s compensation program and payments for its executive officers includes base salary, annual bonus compensation and long term incentive compensation.
Base Salary
The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. We seek to limit the base salaries of our named executive officers such that a significant amount of their total compensation is contingent upon the performance of the Company and the named executive officer during the fiscal year. This was consistent with standard practice within the securities and asset management industries and we believe this allowed us to reward performance.
In 2018, and consistent with 2017 and 2016, Mr. Solomon received a base salary of  $950,000 and each of Messrs. Lasota, Holmes and Littman received a base salary of  $500,000. For 2019, the Compensation Committee increased the base salaries of Messrs. Holmes, Lasota and Littman to $700,000.
Annual Bonus Compensation
A significant portion of total compensation our named executive officers are eligible to receive is in the form of an annual bonus. Annual bonuses are determined based on an informed judgment with final amounts at the discretion of the Committee. This is consistent with our view that a significant portion of compensation paid is to be based on the performance of the Company and of each named executive officer. Given the volatility and constantly changing dynamics of the markets, we believe that it makes more sense for our business to determine compensation after year-end by making a careful evaluation of the business rather than establishing formulaic pre-set goals at the start of the year. We also believe this discretionary approach to compensation is consistent with common market practice in the financial services sector. The annual bonus is paid partially in cash and partially in deferred cash and equity. The deferred components of the annual bonus are paid in lieu of, not in addition to, a cash payment and are subject to service-based vesting conditions. The Compensation Committee believes that the practice of paying a portion of each named executive officer’s annual bonus in the form of deferred awards is consistent with compensation practices at our peer companies and is a useful tool to continue aligning the long-term interests of our named executive officers with the interests of our stockholders.

In 2018, Mr. Solomon received an annual bonus of  $7,800,000, consisting of a cash bonus of $1,875,000, a deferred equity award of  $2,265,000 and a deferred cash based award of  $3,660,000. In 2018, Mr. Lasota received an annual bonus of  $2,400,000, consisting of a cash bonus of  $1,625,000, a deferred equity award of  $265,000 and a deferred cash based award of  $510,000. In 2018, Mr. Holmes received an annual bonus of  $2,600,000, consisting of a cash bonus of  $1,675,000, a deferred equity award of  $325,000 and a deferred cash based award of  $600,000. In 2018, Mr. Littman received an annual bonus of $2,500,000, consisting of a cash bonus of  $1,650,000, a deferred equity award of  $295,000 and a deferred cash based award of  $555,000.
Long Term Incentive Compensation
Long-term incentive compensation includes RSU rights granted in 2018, RSU rights granted in 2017 and PSAs granted in 2016. The PSAs granted in 2016 cover performance periods extending from 2016 through 2020 as described below. In 2019, the Company made another long-term incentive grant of PSAs to the named executive officers, which covers a performance period through December 31, 2021.
In 2018, the Compensation Committee awarded Messrs. Holmes, Lasota and Littman RSU Rights as a component of 2018 long-term incentive compensation. The RSUs issued pursuant to the RSU Rights will vest either in full on March 10, 2022 or in four equal installments on December 1, 2018, December 1, 2019, December 1, 2020 and December 1, 2021, as described in the “Grant of Plan Based Awards” table below.
In 2016, the Compensation Committee introduced the issuance of PSAs to our named executive officers in connection with 2015 year-end compensation, and in April 2019, made a second PSA grant to our named executive officers, covering performance through December 31, 2021. These PSAs are intended to directly align the interests of our named executive officers with those of our stockholders by directly tying the value of the award to the Company’s average return on equity (for 2016 PSAs) or common equity (for 2019 PSAs), both of which are key operational metrics of performance that the Company and its investors track on a regular basis, during three-year performance periods. The three-year performance periods are designed to provide management an incentive to focus on our strategic direction and long-term value creation.
2016 PSAs
The PSAs awarded in March 2016 as a component of 2015 compensation cover a five-year period through 2020. Each 2016 PSA grant is composed of three identical tranches tied to a three-year AROE performance period as follows: Tranche 1 — 2016 through 2018, Tranche 2 — 2017 through 2019, and Tranche 3 — 2018 through 2020.
In March 2016, the Company entered into a performance shares award agreement, or PSA Agreement, with each of our named executive officers. Under the terms of the PSA Agreement, each named executive officer was awarded three tranches of performance share awards, or PSAs, based on the attainment of certain performance metrics. Each tranche awarded was subject to a three-year performance period. At the end of each performance period, the PSAs will be multiplied by an applicable percentage (set forth below) based on the Company’s AROE, and, as described below, the resulting number of attained RSUs will then be subject to a multiplier based on the Company’s total shareholder return, or TSR, relative to other companies in the S&P SmallCap 600 Financial Sector Index, or the Index.

AROE will be calculated by taking the sum of the Company’s Adjusted Economic Income during each of the fiscal years during the performance period and dividing by the average Equity of the Company during each such fiscal year (with Equity meaning common equity of the Company (excluding the value of the Company’s deferred tax assets) and the average Equity for each fiscal year being calculated by adding the Equity at the beginning of such fiscal year and the Equity at the end of such fiscal year and dividing by two), and dividing such amount by three. For the purposes of calculating AROE, Adjusted Economic Income means, with respect to each fiscal year during a performance period, the Company’s Economic Income (as reported in the Company’s Annual Report on Form 10-K), as adjusted for the following: (i) expenses associated with the outstanding copyright infringement litigation matter pending as of the grant date shall be excluded, (ii) expenses greater than one million dollars associated with strategic initiatives undertaken by the Company shall be amortized over a five year period as opposed to being expensed in the period in which they are incurred and (iii) adjustments resulting from changes in an existing, or application of a new, accounting principle that is not applied on a fully retrospective basis shall be excluded.
At the end of each performance period, the PSAs will be multiplied by the percentages set forth below based on the Company’s AROE with respect to such performance period with the resulting number of PSAs referred to as the preliminary PSAs:
AROE Performance Scale
Performance Level*	AROE	Payout Rate
Below Threshold	Below 5%	0% Payout
Threshold	5%	50% Payout
Above Threshold	7.5%	75% Payout
Target	10%	100% Payout
Maximum (capped)	12%	150% Payout

*
Payout for performance within each performance level shown above will be interpolated.

The number of PSAs that become vested and settled at the end of each performance period will equal the product of the preliminary PSAs and the applicable total shareholder return (TSR) modifier, as set forth below, determined based on the Company’s TSR during the performance period versus the TSR of the companies comprising the Index (adjusted as set forth in the award agreement), as of the first day of each performance period for the same period.
TSR Modifier
Relative TSR Position	Modifier*
25th percentile and below	0.8
50th percentile	1.0
75th percentile and above	1.2

*
The relative TSR and resulting modifier will be interpolated between the 25th percentile and below and the 75th percentile. The relative TSR position will be calculated using the following formula where N is the total number of companies in the Index including the Company and R is the Company’s ranking compared to the Index: N-R/N-1.

The Compensation Committee decided to measure performance both on a relative basis compared to the Index, as well as on an absolute basis to balance the desire to reward relatively superior performance, while recognizing the difficulty of constructing a peer group of comparable middle-market investment banks with material asset management operations and seeking to reward the named executive officers for creating overall stockholder value. The Compensation Committee established the AROE and TSR measurements for earning the PSAs with the intent that the PSAs would only reward recipients for strong long-term performance, with the full number of PSAs being earned only if we significantly outperform the companies comprising the Index and historical TSR. AROE was selected because increasing profitability and making efficient use of capital are key priorities for the Company. Relative TSR was selected because it shows the returns the Company is providing to its stockholders in relation to a broad index of financial services companies.
The number of performance share awards granted to each of our named executive officers is shown in the table below:
	2016 PSA Awards
	Tranche 1(1)	Tranche 2(2)	Tranche 3(3)
Jeffrey M. Solomon	29,167	29,167	29,166
Stephen A. Lasota	25,000	25,000	25,000
John Holmes	25,000	25,000	25,000
Owen S. Littman	25,000	25,000	25,000

(1)
Valued at $14.12 per share. Earned Tranche 1 PSAs were scheduled to vest on March 8, 2019, however the Company’s performance during the relevant performance period for the Tranche 1 PSAs was below the threshold. As a result, the payout on the Tranche 1 PSAs was 0%. Accordingly, no shares of Company stock were issued to the holders of the Tranche 1 PSAs.

(2)
Valued at $14.80 per share. Tranche 2 PSAs will vest on March 10, 2020.

(3)
Valued at $14.96 per share. Tranche 3 PSAs will vest on December 31, 2020.

2019 PSAs
In April 2019, the Company entered into a performance shares award agreement, or 2019 PSA Agreement, with each of our named executive officers. Under the terms of the 2019 PSA Agreement, each named executive officer was awarded PSAs, based on the attainment of certain performance metrics. Mr. Solomon received 56,000 2019 PSA Awards and each of Messrs. Lasota, Holmes and Littman received 35,000 2019 PSA awards. The PSAs awarded are subject to a three-year performance period and are scheduled to vest on December 31, 2021. At the end of the performance period, the PSAs will be multiplied by an applicable percentage (set forth below) based on the Company’s AROCE as described below.
We recently introduced Economic Operating Income as a measure we use when evaluating the performance of our business. Economic Operating Income represents Economic Income before depreciation and amortization expenses. This allows us to measure performance of the business without the effects of depreciation and amortization expenses that can vary period to period as a result of acquisitions. As a result, we think this is a more appropriate measure to use for our performance share awards. We set the target AROCE level by looking at our historical performance and forecasted future performance with the objective of improving the overall performance of the business to achieve an AROCE at or above 10% on a consistent basis.
AROCE will be calculated by (i) taking the sum of the Company’s Adjusted Economic Operating Income less the payment of dividends on the Company’s outstanding preferred stock during each of the fiscal years during the Performance Period divided by the Average Common Equity of the Company during of the each such fiscal year (with the average Common Equity for each fiscal year calculated by adding the Common Equity at the beginning of such fiscal year and the Common Equity at end of such fiscal year and dividing by two) and (ii) dividing the sum by three. For the purposes of calculating AROCE, Economic Operating Income means, with respect to each fiscal year during a performance period, the Company’s Economic Operating Income (as reported in the Company’s Annual Report on Form 10-K) as adjusted for the following: (i) expenses greater than one million dollars associated with strategic initiatives undertaken by the Company shall be amortized over a five year period as opposed to being expensed in the period in which they are incurred, (ii) adjustments resulting from changes in an existing, or application of a new, accounting principle that is not applied on a fully retrospective basis shall be excluded and (iii) other extraordinary items of income or loss may be excluded at the discretion of the Compensation Committee of the Board of Directors of the Company. At the end of the performance period, the PSAs will be multiplied by the percentages set forth below based on the Company’s AROCE with respect to such performance period:
AROCE Performance Scale
Performance Level*	AROCE	Payout Rate
Below Threshold	Below 8%	0% Payout
Threshold	8%	50% Payout
Target	10%	100% Payout
Above Target	12%	150% Payout
Maximum (capped)	Greater than 15%	200% Payout

*
Payout for performance between the Threshold and the Maximum will be interpolated

Setting Compensation
The Compensation Committee is responsible for approving the compensation paid to our named executive officers as well as certain other highly compensated employees. In making compensation determinations, the Compensation Committee reviews information presented to them by the Company’s management, compensation peer group information and the recommendations of an independent compensation consultant engaged by the Compensation Committee. The Compensation Committee also reviews our compensation-to-revenue ratio on a quarterly basis and may adjust the targeted compensation-to-revenue ratio in order to maintain the Company’s compensation philosophy of aligning the interests of our named executive officers and our stockholders.
Involvement of Executive Officers
Mr. Solomon, our Chief Executive Officer, in consultation with our Chief Financial Officer, our General Counsel, our Chief Operating Officer and employees in our Human Resources department, assists the Compensation Committee in making compensation determinations. These individuals prepare information that is provided to, and reviewed by, the Compensation Committee and the Chief Executive Officer makes recommendations to the Compensation Committee for their consideration. Such information and recommendations include, among other things, the compensation that should be received by the named executive officers (other than himself) and certain other highly compensated employees; financial information regarding the Company that should be reviewed in connection with compensation decisions; the firms to be included in a compensation peer group; and the evaluation and compensation process to be followed by the Compensation Committee. Our Chief Executive Officer is often invited to participate in Compensation Committee meetings; however, he recuses himself from all discussions regarding his own compensation.
Compensation Consultant
The Compensation Committee exercised its sole authority pursuant to its charter to directly engage Pay Governance LLC. Pay Governance LLC was retained by the Compensation Committee to provide advice, analysis, and assessment of alternatives related to the amount and form of executive compensation. Pay Governance LLC reviewed certain Compensation Committee presentation materials (including the peer group data described below) during November and December 2018 and early 2019 at the request of the Compensation Committee. The Compensation Committee meets with Pay Governance LLC from time to time without management present.

The Compensation Committee has assessed the independence of Pay Governance LLC pursuant to SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Pay Governance LLC from independently representing the Compensation Committee. The Compensation Committee reviewed and was satisfied with Pay Governance LLC’s policies and procedures to prevent or mitigate conflicts of interest and that there were no business or personal relationships between members of the Compensation Committee and the individuals at Pay Governance LLC supporting the Compensation Committee.
Compensation Peer Group
The Compensation Committee, with the assistance of its independent compensation consultant, annually identifies a compensation peer group of firms with which we compete for executive talent. As a middle-market investment bank with material asset management operations, we believe there are few other companies that are directly comparable to Cowen. Our peer group includes investment banks with revenues and market capitalizations similar to ours as well as companies with significant asset management operations. In making compensation decisions for 2018, our Compensation Committee reviewed compensation information for similarly titled individuals at comparable companies gathered from public filings made in 2018 related to 2017 annual compensation and from subscriptions for other market data. In instances where an employee has responsibilities for both the investment banking and investment management businesses, both investment banking and investment management companies were utilized. At the request of the Compensation Committee, Pay Governance LLC provides the Compensation Committee with information from peer firms identified in the most recent ISS Research Report as well as compensation data from other firms of similar size. For 2018, Pay Governance provided the Compensation Committee with peer group compensation data of B. Riley Financial, Evercore Partners Inc., Greenhill & Co., Inc., Lazard Ltd., JMP Group, Moelis & Company, Piper Jaffray Companies, Stifel Financial Corp., Jefferies Group, Oppenheimer & Co. Inc., Raymond James Financial, Houlihan Lokey, Inc. and PJT Partners. The Compensation Committee believes that information regarding pay practices at comparable companies is useful in two respects. First, as discussed above, we recognize that our pay practices must be competitive in our marketplace. By understanding the compensation practices and levels of the Company’s peer group, we enhance our ability to attract and retain highly skilled and motivated executives, which is fundamental to the Company’s success. Second, this data is one of the many factors the Compensation Committee considers in assessing the reasonableness of compensation. Accordingly, the Compensation Committee reviewed trends among these peer firms and considered this data when determining named executive officers’ 2018 annual bonuses and other compensation, but did not utilize the peer firm compensation as a benchmark for determining executive compensation.
Relationship of Compensation Policies and Practices to Risk Management
The Board has discussed whether our compensation policies are reasonably likely to have a material adverse effect on our results. The Board noted that, consistent with our performance-based model, many of our employees receive a significant portion of their compensation through discretionary compensation tied to their individual or business unit performance, or a combination thereof. The Board noted that a lower portion of the Company’s revenues are derived from proprietary trading businesses and that a significant portion of many employees’ compensation is provided in the form of deferred compensation that vests over time, which has the effect of tying the individual employee’s long-term financial interest to the firm’s overall success. The Board believes that this helps mitigate the risks inherent in our business.
The Board noted that our risk management team continuously monitors our various business groups, the level of risk they are taking and the efficacy of potential risk mitigation strategies. Senior management also monitors risk and the Board is provided with data relating to risk at each of its regularly scheduled meetings. The Chief Risk Officer meets regularly with the Board to present his views and to respond to questions. For these reasons, the Board believes that our overall compensation policies and practices are not likely to have a material adverse effect on us.

Clawback Policy
In March 2015, the Company adopted a clawback policy that allows the Company to recover incentive compensation from any executive officer if that executive officer engages in intentional misconduct that caused or contributed to a restatement of the Company’s financial results. In the event of a restatement, a committee consisting of the non-management members of the Board (the “Independent Director Committee”) will review the performance-based compensation and annual bonus compensation paid under the Company’s equity and incentive plans to any such executive (the “Awarded Compensation”). If the Independent Director Committee determines, in good faith, that the amount of such performance-based compensation or annual bonus actually paid or awarded to any such executive officer would have been a lower amount had it been calculated based on such restated financial statements (the “Actual Compensation”) then the Independent Director Committee shall, subject to certain exceptions, seek to recover for the benefit of the Company the after-tax portion of the difference between the Awarded Compensation and the Actual Compensation. The clawback policy does not apply to equity-based compensation granted before March 16, 2015.
Executive Officer Stock Ownership Guidelines
The Company adopted stock ownership guidelines on March 18, 2015 that require the Company’s executive officers to hold Company stock or RSUs within the later of the adoption of the policy or five years of being designated as an executive officer. All named executive officers are in compliance with the stock ownership guidelines, which are set forth below.
Chief Executive Officer	8× Base Salary	$7,600,000
Other Executive Officers	3× Base Salary	$2,100,000
Anti-Hedging Policy
In order to support alignment between the interests of stockholders and employees, the Company maintains an anti-hedging policy that prohibits the “short sale” of Company securities. The policy prohibits employees from trading in options, warrants, puts and calls or similar instruments on Company securities. We allow directors and executive officers to hold up to 50% of their Company stock in a margin account. During 2018, all named executive officers were in compliance with this policy.
Perquisites
The Company provides certain perquisites, including reimbursement of group term life and long-term disability insurance and tax and financial planning expenses to certain members of senior management, including Mr. Solomon.
Employment Agreements
Each of our named executive officers is party to an employment agreement with the Company. The Compensation Committee views the employment agreements as an important tool in achieving our compensation objective of recruiting and retaining talented employees and a strong management team. The severance and change-in-control arrangements provided by the employment agreements are intended to retain our named executive officers and to provide consideration for certain restrictive covenants that apply following a termination of employment. None of the Company’s executive officers have minimum guaranteed bonuses in their employment agreements.
Tax and Accounting Impact and Policy
The financial and income tax consequences to the Company of individual executive compensation elements are important considerations for the Compensation Committee when analyzing the overall design and mix of compensation. The Compensation Committee seeks to balance an effective compensation package for the executive officers with an appropriate impact on reported earnings and other financial measures.

In designing our compensation and benefit programs, we review and consider the accounting implications of our decisions, including the accounting treatment of amounts awarded or paid to our executives.
In general, Section 162(m) of the Code generally denies a publicly held corporation a deduction for federal income purposes for compensation in excess of  $1 million per year paid to certain “covered employees.” As in prior years, the Compensation Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors as well if the Compensation Committee determines it is in its best interests to do so. The Compensation Committee may, from time to time, design programs that are intended to further our success, including by enabling us to continue to attract, retain, reward and motivate highly-qualified executives that may not be deductible as a result of the limitations on deductibility under Section 162(m).

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board the inclusion of the Compensation Discussion and Analysis in the definitive proxy statement for our 2019 Annual Meeting of Stockholders.
Compensation Committee of the Board of Directors of Cowen Inc.
Jerome S. Markowitz, Chair
Brett H. Barth
Katherine E. Dietze
Steven Kotler
Lawrence E. Leibowitz
Summary Compensation Table
The following table sets forth compensation information for our named executive officers in 2018.
Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Jeffrey M. Solomon Chief Executive Officer	2018	950,000	1,875,000	1,053,481	1,210,376(3)	5,088,857
	2017	950,000	725,000	839,377	874,205	3,388,582
	2016	950,000	515,000	3,142,232	487,508	5,094,740
Stephen A. Lasota Chief Financial Officer	2018	500,000	1,625,000	396,485	311,652(4)	2,833,137
	2017	500,000	725,000	411,800	257,472	1,894,272
	2016	500,000	515,000	1,375,362	181,170	2,571,532
John Holmes Chief Operating Officer	2018	500,000	1,675,000	515,193	311,652(4)	3,001,845
	2017	500,000	725,000	411,800	257,472	1,894,272
	2016	500,000	515,000	1,375,362	181,170	2,571,532
Owen S. Littman General Counsel and Secretary	2018	500,000	1,650,000	396,485	311,652(4)	2,858,137
	2017	500,000	725,000	411,800	257,472	1,894,272
	2016	500,000	515,000	1,375,362	181,170	2,571,532

(1)
The amounts in this column reflect cash bonuses paid to the named executive officers in 2019 in respect of performance during the 2018 year.

(2)
The entries in the stock awards column reflect the aggregate grant date fair value of the RSU awards granted to the named executive officers in 2018 in connection with 2017 performance, calculated in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Compensation — Stock Compensation) (“FASB ASC 718”), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note in its financial statements included in its Form 10-K for the year ended December 31, 2018, as filed with the SEC.

(3)
Other compensation includes:

Other Compensation ($)	Jeffrey M. Solomon	Stephen A. Lasota	John Holmes	Owen S. Littman
Vested Deferred Cash Awards	1,165,287	311,652	311,652	311,652
Tax and Financial Planning	45,089	—	—	—

Grants of Plan-Based Awards
The following table provides information regarding grants of compensation-related, plan-based awards made to the named executive officers during fiscal year 2018. These awards are also included in the Summary Compensation Table above.
	Grant Date	Corporate Action Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Jeffrey M. Solomon	2/21/2018	1/12/2018	73,670(2)	1,053,481
Stephen A. Lasota	2/21/2018	1/12/2018	19,425(2)	277,778
	3/29/2018	1/12/2018	8,993(3)	118,708
John Holmes	2/21/2018	1/12/2018	19,425(2)	277,778
	3/29/2018	1/12/2018	17,896(3)	237,415
Owen S. Littman	2/21/2018	1/12/2018	19,425(2)	277,778
	3/29/2018	1/12/2018	8,993(3)	118,708

(1)
The entries in the “All Other Stock Awards” column reflect the aggregate grant date fair value of the awards granted in 2018 computed in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note in its financial statements included in its Form 10-K for the year ended December 31, 2018, as filed with the SEC.

(2)
RSUs vest with respect to 25% on December 1, 2018, 25% on December 1, 2019, 25% on December 1, 2020 and 25% on December 1, 2021.

(3)
RSUs will vest on March 10, 2022.

Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The Company is party to an employment agreement with Mr. Solomon, dated as of May 31, 2012, as amended on November 30, 2017, and employment agreements with Messrs. Holmes, Lasota and Littman, dated as of August 2, 2012, each as amended on April 24, 2015. The foregoing employment agreements provide for the following material terms:
•
An initial term that expired April 30, 2016. Following the expiration of the initial term, the terms of the agreements automatically extend for successive one-year terms, unless either party elects not to extend the term.

•
A minimum annual base salary of $950,000 for Mr. Solomon and $450,000 for Messrs. Holmes, Lasota, and Littman. Each named executive officer is also eligible to receive an annual performance-based bonus as determined by the Compensation Committee. The agreements provide that the Company may pay all or a portion of any annual bonus in the form of restricted securities, other stock or security-based awards, deferred cash, or other deferred compensation. The agreements do not provide for a minimum annual bonus.

•
With respect to Mr. Solomon, his agreement provides that, if Mr. Solomon’s employment is terminated by us without cause (including a decision by us not to renew the employment agreement upon the expiration of the then-current term), by Mr. Solomon for good reason, or as a result of Mr. Solomon’s death or disability (as such terms are defined in the agreement), Mr. Solomon will, subject to his execution of a general release in our favor, be entitled to the following: (i) any unpaid annual bonus with respect to the previous completed fiscal year, (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid for the two years immediately preceding the year of termination and the timing of such termination, (iii) in the case of a termination by us without cause or by Mr. Solomon for good reason only, a lump sum cash payment in an amount equal to two and one-half times the sum of his base salary and the average annual bonus paid for the two years immediately preceding his termination, provided that the payment under clause (iii) will not be less than $3,250,000 and not more than $5,000,000, (iv) immediate vesting of all equity awards and unvested deferred compensation, and (v) a cash payment equal to 24 months’ COBRA premiums. In the event that Mr. Solomon breaches the restrictive covenants described below following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination.
•
With respect to each of Messrs. Holmes, Lasota and Littman, each of their respective agreement provides that, if the applicable executive’s employment is terminated by us without cause (including a decision by us not to renew the employment agreement upon the expiration of the then-current term), by the executive for good reason, or as a result of the executive’s death or “disability” (as such terms are defined in the agreements), each executive will, subject to his execution of a general release in our favor, be entitled to the following: (i) any unpaid annual bonus with respect to the previous completed fiscal year, (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid for the two years immediately preceding the year of termination and the timing of such termination, (iii) in the case of a termination by us without cause or by the executive for good reason only, a lump sum cash payment in an amount equal to one and one-half times the average amount of compensation reflected on the executive’s Form W-2 from the Company for the two years immediately preceding his termination, provided that the payment under clause (iii) will not be more than $1,500,000, and provided further, that if such termination occurs in connection with or following a change in control (as defined in the agreement), instead of the lump sum cash payment described above, the executive shall be entitled to a lump sum cash payment in an amount equal to two and one-half times the average amount of compensation reflected on the executive’s Form W-2 from the Company for the two years immediately preceding such termination, provided that such lump sum cash payment will not be more than $2,500,000, (iv) immediate vesting of all equity awards and unvested deferred compensation, and (v) a cash payment equal to 24 months’ COBRA premiums. In the event that the executive breaches the restrictive covenants described below following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination.

•
In the event that the executive retires after attaining age 57.5 (or age 55, in the case of Mr. Solomon) and provides the Company with at least 90 days’ advance notice, all outstanding equity awards and unvested deferred compensation then held by the executive will continue to vest in accordance with their terms as if the executive had continued to be an active employee of the Company, provided he does not engage in competitive activity at any time prior to the applicable vesting date and refrains from interfering with the Company’s employees and customers for 12 months following his retirement.

•
Customary confidentiality and invention assignment covenants, as well as an indefinite mutual non-disparagement covenant. In addition, these executives have agreed not to compete with, or solicit customers or employees of, the Company during the term of the employment agreement and for a period of 180 days for Mr. Solomon and 120 days for Messrs. Holmes, Lasota and Littman.

2010 Equity and Incentive Plan
Effective as of June 7, 2010, the Company adopted the 2010 Equity and Incentive Plan (the “2010 Plan”).
The 2010 Plan initially reserved 1,875,000 shares of Class A common stock for delivery to participants and their beneficiaries under the 2010 Plan, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, or other similar change in capitalization or event. Additionally, commencing on January 1, 2011 and on the first day of each fiscal year of the Company thereafter during the term of the 2010 Plan, additional shares of Class A common stock representing seven and one-half percent (7.5%) of our shares of Class A common stock outstanding on such date, less shares then available for issuance under the 2010 Plan, will automatically become available for grant or settlement of awards. Shares delivered under the 2010 Plan may be either treasury shares or newly issued shares. For purposes of determining the remaining ordinary shares available for grant under the 2010 Plan, if any shares subject to an award are forfeited, cancelled, exchanged, or surrendered, or if an award terminates or expires without a distribution of shares, those shares will again be available for issuance under the 2010 Plan. However, shares of stock that are exchanged by a grantee or withheld by us as full or partial payment in connection with any award under the 2010 Plan, as well as any shares of stock exchanged by a grantee or withheld by us to satisfy the tax withholding obligations related to any award under the 2010 Plan, will not be available for subsequent awards under the 2010 Plan.
The 2010 Plan provides that generally, unless otherwise determined by the Compensation Committee or as set forth in an award or employment agreement, in the event of a change in control (as defined in the 2010 Plan), all outstanding awards shall become fully vested and exercisable and all restrictions, forfeiture conditions or deferral periods on any outstanding awards shall immediately lapse, and payment under any awards shall become due. The Compensation Committee has determined that all awards to our named executive officers under the 2010 Plan will vest on a double-trigger basis in the event of a change in control.
Outstanding Equity Awards at 2018 Fiscal Year End
The following table contains certain information regarding equity awards held by the named executive officers as of December 31, 2018.
	Stock Awards
	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(1)
Jeffrey M. Solomon
2014 RSU Award(2)	23,209	309,608	—	—
2015 RSU Award(3)	69,493	927,037	—	—
2015 PSA Award(4)	—	—	35,000	466,900
2016 RSU Award(5)	22,083	294,587
2016 Incentive Award(6)	26,855	358,246
2017 RSU Award(7)	55,253	737,075
Stephen A. Lasota
2014 RSU July Award(8)	10,000	133,400	—	—
2014 RSU Award(2)	4,644	61,951	—	—
2015 RSU Award(3)	10,388	138,576	—	—
2015 PSA Award(4)		—	30,000	400,200
2016 RSU Award(5)	11,475	153,077	—	—
2016 Incentive Award(6)	13,100	174,754	—	—
2017 RSU Award(7)	14,569	194,350	—	—
2017 Incentive Award(9)	8,993	119,967	—	—
John Holmes
2014 RSU July Award(8)	10,000	133,400	—	—
2014 RSU Award(2)	4,644	61,951	—	—
2015 RSU Award(3)	10,388	138,576	—	—
2015 PSA Award(4)		—	30,000	400,200
2016 RSU Award(5)	11,475	153,077	—	—
2016 Incentive Award(6)	13,100	174,754	—	—
2017 RSU Award(7)	14,569	194,350	—	—
2017 Incentive Award(9)	17,986	239,933	—	—

	Stock Awards
	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(1)
Owen S. Littman
2014 RSU July Award(8)	10,000	133,400	—	—
2014 RSU Award(2)	4,644	61,951	—	—
2015 RSU Award(3)	10,388	138,576	—	—
2015 PSA Award(4)	—	—	30,000	400,200
2016 RSU Award(5)	11,475	153,077	—	—
2016 Incentive Award(6)	13,100	174,754	—	—
2017 RSU Award(7)	14,569	194,350	—	—
2017 Incentive Award(9)	8,993	119,967	—	—

(1)
The values in the column are based on the $13.34 closing price of our Class A common stock on the NASDAQ Global Select Market on December 31, 2018.

(2)
RSUs awarded on March 19, 2015 vest with respect to 25% on March 10, 2016, 25% on March 10, 2017, 25% on March 10, 2018 and 25% on March 10, 2019.

(3)
RSUs awarded on February 24, 2016 vest with respect to 25% on March 10, 2017, 25% on March 10, 2018, 25% on March 10, 2019 and 25% on March 10, 2020.

(4)
PSAs awarded on March 15, 2016 will, to the extent earned, vest with respect to 33 1∕3% on March 8, 2019, 33 1∕3% on March 10, 2020 and 33 1∕3% on December 31, 2020. These PSAs are scheduled to vest in three tranches based on the attainment of AROE and relative TSR targets for the applicable performance period, subject to the named executive officer’s continued employment through the applicable vesting date. In accordance with SEC rules, the number of unearned PSAs is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested” column based on achieving threshold performance goals (i.e., 40% of target).

(5)
RSUs awarded on February 27, 2017 vest with respect to 15% on June 1, 2017, 10% on June 1, 2018, 25% on June 1, 2019, 25% on June 1, 2020 and 25% on June 1, 2021.

(6)
RSUs awarded on February 27, 2017 will vest on March 10, 2021.

(7)
RSUs awarded on February 21, 2018 will vest with respect to 25% on December 1, 2018, 25% on December 1, 2019, 25% on December 1, 2020 and 25% on December 1, 2021.

(8)
RSUs awarded on July 28, 2014 will vest on June 10, 2019.

(9)
RSUs awarded on March 29, 2018 will vest on March 10, 2022.

Option Exercises and Stock Vested
The following table sets forth certain information concerning stock vested during the year ended December 31, 2018. No stock options were exercised by any of the named executive officers in 2018.
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Jeffrey M. Solomon	105,836	1,588,184
Stephen A. Lasota	24,987	372,857
John Holmes	24,987	372,857
Owen S. Littman	24,987	372,857

(1)
The value realized upon vesting of the stock awards is based on the $14.40 closing sale price of our Class A common stock on March 9, 2018, the $14.21 closing sale price of our Class A common stock on March 15, 2018, the $15.70 closing sale price of our Class A common stock on May 15, 2018, the $15.15 closing sale price of our Class A common stock on June 1, 2018 and the $15.91 closing sale price of our Class A common stock on December 1, 2018, the applicable vesting dates of the awards.

Potential Payments Upon Termination or Change in Control
Pursuant to the employment agreements with our named executive officers, upon certain terminations of employment or a change in control of the Company, our named executive officers are entitled to certain payments of compensation and benefits as described above under “Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” The table below reflects the amount of compensation and benefits that would have been payable to each named executive officer in the event that the named executive officer had experienced the following events as of December 31, 2018: (i) a termination for cause or resignation, or voluntary termination, (ii) involuntary termination, (iii) an involuntary termination that occurs in connection with a change in control, (iv) termination by reason of an executive’s death, or (v) termination by reason of an executive’s disability.
			Triggering Events
Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination ($)	Involuntary Termination in Connection with a Change in Control(4)(5) ($)	Death ($)	Disability ($)
Jeffrey M. Solomon	Cash Severance(1)	—	10,206,094	10,206,094	5,206,194	5,206,194
	Equity Acceleration(2)	—	3,793,803	3,793,803	3,793,803	3,793,803
	Total	—	13,999,897	13,999,897	8,999,997	8,999,997
Stephen A. Lasota	Cash Severance(3)	—	3,424,644	4,424,644	1,924,644	1,924,644
	Equity Acceleration(2)	—	1,976,574	1,976,574	1,976,574	1,976,574
	Total	—	5,401,218	6,401,218	3,901,218	3,901,218
John Holmes	Cash Severance(3)	—	3,422,746	4,422,746	1,922,746	1,922,746
	Equity Acceleration(2)	—	2,096,541	2,096,541	2,096,541	2,096,541
	Total	—	5,519,287	6,519,287	4,019,287	4,019,287
Owen S. Littman	Cash Severance(3)	—	3,422,081	4,422,081	1,922,081	1,922,081
	Equity Acceleration(2)	—	1,976,574	1,976,574	1,976,574	1,976,574
	Total	—	5,398,655	6,398,655	3,898,655	3,898,655

(1)
Includes the value of a cash payment equal to the sum of   (i) the average of Mr. Solomon’s 2016 and 2017 annual bonus, comprised of cash bonus, deferred cash and deferred equity ($2,642,500), (ii) two and one-half times the sum of Mr. Solomon’s 2016 base salary ($950,000) and the average of Mr. Solomon’s 2016 and 2017 annual bonus (subject to a $3.25 million minimum and a $5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums, and (iv) the value of acceleration of unvested deferred cash compensation ($2,496,926, including interest accrued through December 31, 2018), which is payable to Mr. Solomon pursuant to the terms of his employment agreement. Mr. Solomon is not entitled to enhanced cash severance payments if his employment is involuntarily terminated in connection with or following a change in control. Had Mr. Solomon experienced a termination by reason of death or disability, he would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.
(2)
Includes the value of acceleration of all unvested shares of restricted stock and all performance share and PSA awards, based on a per share price of  $13.34 per share, which was the closing price of our Class A common stock on the NASDAQ Global Select Market on December 31, 2018. Pursuant to their employment agreements and the applicable award agreements, the executives are entitled to immediate vesting of outstanding equity awards upon an involuntary termination or a termination by reason of death or disability, except for the PSAs granted in March 2016, which will, upon an involuntary termination, remain outstanding until the completion of the applicable performance period without regard to the continued service requirement and will vest based on the actual level of the attainment of the applicable performance goals. For reporting purposes, target level performance was assumed. In addition, pursuant to the terms of the applicable award agreements, unvested equity awards will vest in the event that a change in control occurs and, following such change in control, the executive’s compensation or job responsibilities are reduced materially or the equity securities of the Company cease to trade on a national securities exchange, except for the PSAs granted in March 2016, which will vest based on the target level of the applicable performance goals, subject to the named executive officer’s continued employment through the applicable vesting date.

(3)
Includes the value of a cash payment equal to the sum of  (i) the average of the 2016 and 2017 annual bonus comprised of cash bonus, deferred cash and deferred equity ($1,200,000) for Messrs. Lasota, Holmes and Littman), (ii) one and one-half times the average of 2016 and 2017 compensation for each of Mr. Lasota, Mr. Holmes and Mr. Littman as reported on Form W-2 (subject to a $1.5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums ($53,194 for Mr. Lasota, $51,296 for Mr. Holmes and $50,631 for Mr. Littman), and (iv) the value of acceleration of unvested deferred cash compensation ($671,450) for each of Mr. Lasota, Mr. Holmes and Mr. Littman, including interest accrued through December 31, 2018), which is payable to Messrs. Lasota, Holmes and Littman pursuant to the terms of their employment agreements. Had Mr. Lasota, Mr. Holmes or Mr. Littman experienced a termination by reason of death or disability, each executive would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.

(4)
Includes the value of the same cash severance payments that would have been payable to Messrs. Lasota, Holmes and Littman in connection with an involuntary termination of employment (as described above), except that the applicable multiplier for average W-2 compensation will be two and one-half times instead of one and one-half times, and the applicable limit will be $2.5 million instead of  $1.5 million. Pursuant to their employment agreements, Messrs. Lasota, Holmes and Littman will be entitled to receive this enhanced cash severance payment in the event of an involuntary termination of employment in connection with or following a change in control. In addition, pursuant to the terms of the applicable award agreements, each executive’s unvested deferred cash compensation will vest in the event that a change in control occurs and, following such change in control, the executive’s compensation or job responsibilities are reduced materially or the equity securities of the Company cease to trade on a national securities exchange.

(5)
Under the employment agreements with Messrs. Solomon, Lasota, Holmes and Littman, severance payable following a change in control would have been subject to a so-called “modified golden parachute cutback” provision pursuant to which “excess parachute payments” would be reduced to the extent such reduction would result in greater after-tax benefits. The amounts disclosed above represent the full amounts payable, without application of any cutback.

PAY RATIO
Pursuant to Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of Mr. Solomon, our Chief Executive Officer as of December 31, 2018, to the median annual total compensation of all our employees (excluding our Chief Executive Officer).
To determine the median annual total compensation of all our employees (excluding our Chief Executive Officer), a median employee was identified from the population of our 1,141 employees as of December 31, 2018. We did not include independent contractors in our determination.
In order to identify our median employee, we ranked each of our employees (other than our Chief Executive Officer) based on 2018 awarded compensation. For this purpose, 2018 awarded compensation was composed of each employee’s (i) salary earned during 2018, (ii) annual cash bonus paid in respect of 2018 performance, (iii) deferred cash awards granted in respect of 2018 performance and (iv) and RSUs granted in respect of 2018 performance. In determining 2018 awarded compensation, we did not apply any cost-of-living adjustments or annualize any partial-year compensation.
Once we identified the median employee, we determined that individual’s annual total compensation in accordance with the requirements for determining total compensation in the Summary Compensation Table.
The 2018 annual total compensation for Mr. Solomon, our Chief Executive Officer, as reported in the Summary Compensation Table in this proxy statement, was $5,088,857. The 2018 annual total compensation for our median employee, determined in accordance with the requirements for determining total compensation in the Summary Compensation Table, was $180,000. The ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee for 2018 is 28 to 1. We believe that this ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u).
The information disclosed in this section was developed and is provided solely to comply with specific, new legal requirements. We do not use this information in managing our Company. We do not believe this information provides stockholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other company in any meaningful respect.

SECURITY OWNERSHIP
Beneficial Ownership of Directors, Nominees and Executive Officers
The following table shows how many shares of our Class A common stock were beneficially owned as of April 29, 2019, by each of our directors and named executive officers and by all of our directors and named executive officers as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Brett H. Barth	15,000(1)	*
Katherine E. Dietze	12,007(2)	*
Steven Kotler	2,500(3)	*
Lawrence E. Leibowitz	—(4)	*
Jerome S. Markowitz	144,461(5)	*
Jack H. Nusbaum	88,939(6)	*
Douglas A. Rediker	—(7)	*
Jeffrey M. Solomon	459,191	1.5%
Joseph R. Wright	25,804(8)	*
John Holmes	77,256	*
Stephen A. Lasota	136,569	*
Owen S. Littman	97,630(9)	*
All directors and executive officers as a group (12 persons)	1,059,357	3.6%

*
corresponds to less than 1% of Cowen Inc. Class A common stock,

(1)
The amount presented does not include 12,332 fully-vested RSUs that will be delivered to Mr. Barth upon the one-year anniversary of the grant date.

(2)
The amount presented does not include 48,410 fully-vested RSUs that will be delivered to Ms. Dietze upon her retirement from the Board.

(3)
The amount presented does not include 47,101 fully-vested RSUs that will be delivered to Mr. Kotler upon his retirement from the Board.

(4)
The amount presented does not include the 9,249 fully-vested RSUs that will be delivered to Mr. Leibowitz upon his retirement from the Board.

(5)
The amount presented does not include 16,279 fully-vested RSUs that will be delivered to Mr. Markowitz upon the one-year anniversary of the grant date.

(6)
The amount presented does not include 12,332 fully-vested RSUs that will be delivered to Mr. Nusbaum upon the one-year anniversary of the grant date.

(7)
The amount presented does not include 28,584 fully-vested RSUs that will be delivered to Mr. Rediker upon his retirement from the Board.

(8)
The amount presented does not include 79,487 fully-vested RSUs that will be delivered to Mr. Wright upon his retirement from the Board.

(9)
Includes 275 shares held in custodial accounts on behalf of Mr. Littman’s children.

Beneficial Owners of More than Five Percent of Our Class A Common Stock
Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of April 29, 2019, the persons known by us to be beneficial owners of more than 5% of our Class A common stock were as follows:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	2,323,853	7.85%
Zazove Associates, LLC(2) 1001 Tahoe Boulevard Incline Village, NV 89451	2,067,997	6.99%
Philadelphia Financial Management of San Francisco, LLC(3) 450 Sansome Street, Suite 1500 San Francisco, CA 94111	1,728,894	5.84%
Arbiter Partners QP, LP(4) 530 Fifth Avenue, 20th Floor New York, NY 10036	1,697,260	5.74%
The Bank of New York Mellon Corporation(5) 240 Greenwich Street New York, NY 10286	1,550,000	5.24%
FMR LLC(6) 245 Summer Street Boston, MA 02210	1,525,494	5.16%
Ariel Investments, LLC(7) 200 E. Randolph Street Suite 2900 Chicago, IL 60601	1,479,113	5.00%

(1)
This information is based on a Schedule 13G filed with SEC on February 4, 2019 by BlackRock, Inc. Blackrock reported that it has sole voting power as to 2,265,094 and sole dispositive power as to 2,323,853 shares. The beneficial ownership indicated above represents the aggregate beneficial ownership of BlackRock, Inc., and its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC.

(2)
This information is based on a Schedule 13G filed with the SEC on January 29, 2019 by Zazove Associates, LLC.

(3)
This information is based on a Schedule 13G filed with the SEC on February 12, 2019 by Philadelphia Financial Management of San Francisco, LLC.

(4)
This information is based on a Schedule 13G filed with the SEC on February 14, 2019 by Arbiter Partners QP, LP, Arbiter Partners Capital Management LLC and Paul J. Isaac (“Arbiter”). Arbiter reported that it has sole voting and dispositive power as to 1,448,608 shares and shared voting and dispositive power as to 1,448,608 shares and shared dispositive power as to 1,697,260 shares.

(5)
This information is based on a Schedule 13G filed with the SEC on February 4, 2019 by The Bank of New York Mellon Corporation.

(6)
This information is based on a Schedule 13G filed with the SEC on February 13, 2019 by FMR LLC. FMR reported that it has sole voting power as to 1,448,844 shares and sole dispositive power as to 1,525,494 shares.

(7)
This information is based on a Schedule 13G filed with the SEC on February 14, 2019 by Ariel Investments, LLC. Ariel reported that it has sole voting power as to 1,450,188 shares and sole dispositive power as to 1,479,113 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons holding 10% or more of our Class A common stock to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on a review of copies of such reports provided to us and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2018 have been satisfied.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised entirely of non-employee directors, none of whom has ever been an officer or employee of the Company and none of whom had any related person transaction involving the Company. None of our executive officers (1) served as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as a member of our Compensation Committee or (2) served as a member of the compensation committee of any other entity that had one or more of its executive officers serving as a member of our Board during 2018.
Transactions in which Related Persons have a Material Interest
Side-by-Side Investments
To the extent permissible by applicable law, our executive officers, directors and certain eligible employees, as well as such individuals’ immediate family members and other investors they refer to us, have historically been permitted to invest their own capital either directly in, or in side-by-side investments or managed accounts with, our alternative investment management funds and certain proprietary investment vehicles established by our broker-dealer segment. Side-by-side investments are investments in assets substantially similar to the investments of the applicable fund and the managed accounts are accounts that invest in the asset classes covered by our alternative investment business. Direct investment in managed accounts or side-by-side investments with, our funds by such individuals are generally made on the same terms and conditions as the investments made by other third party investors in the funds, except that such investments are subject to discounted management and performance fees.
Employment Arrangements
Andrew Cohen, the son of Peter A. Cohen, was a Managing Director of Ramius in 2018, and earned approximately $611,694 in 2018, which amount includes Andrew Cohen’s base salary and approximately $266,694 of deferred cash awards and RSUs granted in prior years that vested during 2018. Kyle Solomon, the brother of Jeffrey M. Solomon, is a Managing Director of Cowen and Company and earned approximately $970,013 in 2018, which amount includes Kyle Solomon’s base salary, cash bonus paid in 2018 relating to 2017 performance and approximately $190,358 of deferred cash awards and RSUs granted in prior years that vested during 2018.
Review and Approval of Transactions with Related Persons
To minimize actual and perceived conflicts of interests, the Board has adopted a written policy governing transactions in which the Company is a participant, the aggregate amount involved is reasonably expected to exceed $120,000, and any of the following persons has or may have a direct or indirect material interest in the transaction: (a) our executive officers, directors (including nominees) and certain other highly compensated employees, (b) stockholders who own more than 5% of our Class A common stock, and (c) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law or person (other than a tenant or employee) sharing the same household of any person described in (a) or (b) above. These transactions will be considered “related person transactions.”

Unless exempted from such policy as described below, the policy requires that related person transactions must be reported to our General Counsel or Chief Compliance Officer who will then submit the related person transaction for review by our Audit Committee. The Audit Committee will review all relevant information available to it and will approve or ratify only those related person transactions that it determines are not inconsistent with the best interests of the Company. If our General Counsel or Chief Compliance Officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review, and, in its discretion, may ratify the related person transaction at its next meeting, or at the next meeting following the date that the related person transaction comes to the attention of our General Counsel or Chief Compliance Officer. However, the General Counsel or Chief Compliance Officer may present a related person transaction that arises between Audit Committee meetings to the Chair of the Audit Committee, who will review and may approve the related person transaction, subject to the Audit Committee’s ratification at its next meeting.
It is anticipated that any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing will be reviewed annually by the Audit Committee to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board anticipates it will determine that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of  $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•
a transaction with a significant stockholder, or such stockholder’s immediate family members, who has a current Schedule 13G filed with the SEC with respect to such stockholder’s ownership of our securities; and

•
a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial and operational controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Cowen Inc. for the year ended December 31, 2018, were audited by KPMG LLP, independent registered public accounting firm for the Company.
As part of its activities, the Audit Committee has:
1.
Reviewed and discussed with management and the independent registered public accounting firm the company’s audited financial statements;

2.
Discussed with the independent registered public accounting firm the matters required to be communicated under Auditing Standard No. 16 (Communications with Audit Committees);

3.
Received the written disclosures and letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) regarding their communications with the Audit Committee concerning independence and discussed and confirmed with KPMG, the firm’s independence from the Company and management; and

4.
Discussed with KPMG LLP their independence.

Management is responsible for the Company’s system of internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes.
Based on the foregoing review and discussions and a review of the report of KPMG LLP with respect to the consolidated financial statements, we have recommended to the Board of Directors of Cowen Inc. the inclusion of the audited consolidated financial statements in Cowen Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.
Audit Committee of the Board of Directors of Cowen Inc.
Katherine E. Dietze, Chair
Steven Kotler
Joseph R. Wright

Independent Registered Public Accounting Firm Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by KPMG LLP, our independent registered public accounting firm for the fiscal years ended December 31, 2018 and December 31, 2017.
	2018	2017
Audit Fees(1)	$4,906,795	$3,513,580
Audit-Related Fees(2)	113,600	143,750
Tax Fees(3)	1,332,576	244,785
Total	$6,352,971	$3,902,115

(1)
Audit fees for the year ended December 31, 2018 reflect audit fees incurred for the Cowen Inc. integrated audit and quarterly reviews as well as the financial statement audits of its consolidated subsidiaries.

(2)
Audit-Related Fees reflect fees for procedures performed in connection with the second quarter 2018 comfort letters prepared in connection with the debt issuances completed by the Company.

(3)
Tax fees reflect tax compliance and tax advisory services.

KPMG LLP also provided services to entities affiliated with Cowen Inc. that were billed directly to those entities and, accordingly, were not included in the amounts disclosed above. These amounts included $1,101,000 for the audits of private equity funds, hedge funds and other fund structures within the Cowen Investment Management segment for the years ended December 31, 2018. The comparative amount paid for the year ended December 31, 2017 was $945,000.
Auditor Services Pre-Approval Policy
The Audit Committee has adopted an Audit Committee Policy Regarding Outside Auditor Services which includes a pre-approval policy that applies to services performed for the Company by our independent registered public accounting firm. In accordance with this policy, we may not engage our independent registered public accounting firm to render any audit or non-audit service unless the service was approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval policies and procedures described below. However, no pre-approval is required with respect to services (other than audit, review or attest services) if  (i) the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent registered public accounting firm during the fiscal year in which the services are provided, (ii) such services were not recognized at the time of engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved by either the Audit Committee or the Chair of the Audit Committee prior to completion of the audit. During the 2018 fiscal year, no fees were approved by the Audit Committee pursuant to this exemption.
The pre-approval policy delegates to the Chair of the Audit Committee the authority to pre-approve any audit or non-audit services, provided that any approval by the Chair is reported to the Audit Committee at the Audit Committee’s next regularly scheduled meeting. The Audit Committee may also pre-approve services that are expected to be provided to the Company by the independent registered public accounting firm during the next 12 months and at each regularly scheduled meeting of the Audit Committee, management or the independent registered public accounting firm must report to the Audit Committee each service actually provided to the Company pursuant to the pre-approval.
Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the registered public accounting firm’s independence.

ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019. While it is not required to do so, our Board is submitting the selection of KPMG LLP for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so. KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2018.
The Board recommends that you vote “FOR” ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cowen Inc. and our subsidiaries for the year ending December 31, 2019. The affirmative vote of the holders of a majority of our outstanding shares of Class A common stock voting on the proposal is required to ratify this selection. Proxies will be voted “FOR” ratification of this selection unless otherwise specified.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes, as of December 31, 2018, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our 2010, 2007 and 2006 Equity and Incentive Plans, the weighted-average exercise price of such options, and the number of shares remaining available for future issuance under the plans for all awards as of December 31, 2018.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (Excluding Shares in First Column)(1)
Equity compensation plans approved by security holders	—	—	279
Equity compensation plans not approved by security holders	None	N/A	None

(1)
This number is based on the 18,122,951 shares authorized for issuance under the Company’s Equity and Incentive Plans as of December 31, 2018. Commencing on January 1, 2011 and on the first day of each fiscal year of the Company thereafter during the term of the 2010 Plan, additional shares of Class A common stock representing 7.5% of our shares of Class A common stock outstanding on such date, less shares then available for issuance under the 2010 Plan, will automatically become available for grant or settlement of awards. As a result, on January 1, 2019, 2,132,561 were added to the shares available under the 2010 Plan to bring the total equal to 7.5% of the Company’s outstanding shares of stock. As of March 31, 2019, we had 495,237 shares remaining under the equity plans, which exclude shares reserved for issuance based on certain performance criteria in existing agreements.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2020 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before January 2, 2020. However, in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the proposal must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.
The proposal should be addressed to Cowen Inc., Attention: Secretary, 599 Lexington Avenue, New York, New York, 10022. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, a stockholder who wishes to present a proposal for consideration at the 2020 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in New York, New York, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than February 5, 2020, and no later than March 7, 2020. However, in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the notice must be received no later than the close of business on the tenth day following the day on which notice of the 2019 annual meeting was mailed or public disclosure of the date of the 2019 annual meeting was made, whichever occurs first. The notice should include (i) a brief description of the business desired to be brought before the 2020 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the 2020 annual meeting to bring such business before the meeting.
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2018 Annual Report to Stockholders, including financial statements for the year ended December 31, 2018, accompanies this proxy statement. Stockholders may obtain an additional copy of our Annual Report and/or a copy of our Form 10-K filed with the SEC for the year ended December 31, 2018, without charge by viewing these documents on our website at www.cowen.com or by writing to Cowen Inc., Attention: Investor Relations, 599 Lexington Avenue, New York, New York, 10022.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” aims to provide extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact your broker. Any householded stockholder may request a copy of the proxy statement and/or annual report by contacting us in writing or by telephone at Cowen Inc., Attention: General Counsel, 599 Lexington Avenue, New York, New York, 10022, (212) 201-4841. Promptly upon written or oral request, we will deliver a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered.
OTHER MATTERS
We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Cowen Inc.

Annex A
Common Equity US GAAP Reconciliation
Select Balance Sheet Data
(Amounts in millions, except per share information)	Dec. 31, 2018	Dec. 31, 2017
Cowen Inc. stockholders’ equity	$794.4	$748.0
Common equity (CE)	$693.1	$646.7
Book value per share (CE/CSO)	$24.37	$21.82
Common shares outstanding (CSO)	28.4	29.6
Summary Stockholders’ Equity Information
Cowen Inc. stockholders’ equity	$794.4	$748.0
Less:
Preferred stock	101.3	101.3
Common equity (CE)	$693.1	$646.7

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Your vote matters – here's how to vote!

Votes submitted electronically must be received by 12:00 a.m., Eastern Time, on June 25, 2019.

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2019 Annual Meeting Proxy Card

1234 5678 9012 345

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Brett Barth	☐	☐	02 - Katherine E. Dietze	☐	☐	03 - Steven Kotler	☐	☐
04 - Lawrence E. Leibowitz	☐	☐	05 - Jerome S. Markowitz	☐	☐	06 - Jack H. Nusbaum	☐	☐
07 - Margaret L. Poster	☐	☐	08 - Douglas A. Rediker	☐	☐	09 - Jeffrey M. Solomon	☐	☐

C 1234567890 JNT

92CV 419454

0328CA

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.If no electronic voting,delete QR code and control #? ˜You may vote online or by phone instead of mailing thisOnlineGo to www.investorvote.com/COWN orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/COWNPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must bereceived by 12:00 a.m., Eastern Time, onJune 25, 2019.Your vote matters – here’s how to vote!01 - Brett Barth04 - Lawrence E. Leibowitz07 - Margaret L. Poster02 - Katherine E. Dietze05 - Jerome S. Markowitz08 - Douglas A. Rediker03 - Steven Kotler06 - Jack H. Nusbaum09 - Jeffrey M. SolomonFor Withhold For Withhold For Withhold9 2 C V++Proposals — The Board of Directors recommends a vote FOR A the nominees listed and FOR Proposals 2 and 3.2. An advisory vote to approve the compensation of the namedexecutive officers.3. Ratify the appointment of KPMG LLP as the independentregistered public accounting firm for the fiscal year endingDecember 31, 2019.1. Elect nine members to the Board of Directors, each for a one-year term.For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2019 Annual Meeting Proxy CardFor Against Abstain1234 5678 9012 3454 1 9 4 5 4MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TMMMMMMM

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/COWNqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qNotice of Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — June 25, 2019Jeffrey M. Solomon and Owen S. Littman, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares ofthe undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Cowen Inc. to beheld on June 25, 2019 or at any postponement or adjournment thereof.(Items to be voted appear on reverse side)Proxy — Cowen Inc.C Non-Voting Items+Meeting AttendanceMark box to the right ifyou plan to attend theAnnual Meeting.Change of Address — Please print new address below.